EXHIBIT 4.1

                           DELTA FUNDING CORPORATION,
                             as Seller and Servicer,


                                       and


                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                   as Trustee




                             _______________________

                         POOLING AND SERVICING AGREEMENT

                          Dated as of February 28, 1997

                             ______________________



                   Home Equity Loan Asset-Backed Certificates

                                  Series 1997-1

                                                 TABLE OF CONTENTS

                                                                         Page



                                   ARTICLE I


                                  Definitions
         Section 1.01    Definitions........................................1
         Section 1.02    Interest Calculations.............................37


                                   ARTICLE II

                      Conveyance of Initial Mortgage Loans;
                 Original Issuance of Certificate Tax Treatment
         Section 2.01    Conveyance of Initial Mortgage Loans..............37
         Section 2.02    Acceptance by Trustee.............................41
         Section 2.03.   Representations and Warranties
                         Regarding the Seller and the
                         Servicer..........................................44
         Section 2.04.   Representations and Warranties of
                         the Seller Regarding the Mortgage
                         Loans.............................................46
         Section 2.05    Substitution of Mortgage Loans....................57
         Section 2.06    Execution and Authentication of Certificates......58
         Section 2.07    Designation of Interests in REMIC.................58
         Section 2.08    Designation of Startup Day of REMIC...............60
         Section 2.09    REMIC Certificate Maturity Date...................60
         Section 2.10    Tax Returns and Reports to Certificateholders.....60
         Section 2.11    Tax Matters Person................................61
         Section 2.12    REMIC Related Covenants...........................61
         Section 2.13    Subsequent Transfers..............................64


                                  ARTICLE III



                 Administration and Servicing of Mortgage Loans

         Section 3.01    The Servicer......................................68
         Section 3.02    Collection of Certain Mortgage Loan Payments......72
         Section 3.03    Withdrawals from the Collection Account...........73
         Section 3.04.   Maintenance of Hazard Insurance;
                         Property Protection Expenses......................75
         Section 3.05.   Maintenance of Mortgage Impairment
                         Insurance Policy..................................76
         Section 3.06.   Management and Realization Upon
                         Defaulted Mortgage Loans..........................76
         Section 3.07    Trustee to Cooperate..............................78
         Section 3.08.   Servicing Compensation; Payment of
                         Certain Expenses by Servicer......................79
         Section 3.09    Annual Statement as to Compliance.................80
         Section 3.10    Annual Servicing..................................80
         Section 3.11.   Access to Certain Documentation and
                         Information Regarding the Mortgage
                         Loans.............................................80
         Section 3.12.   Maintenance of Certain Servicing
                         Insurance Policies................................81
         Section 3.13    Reports to the Securities and Exchange
                         Commission........................................81
         Section 3.14.   Reports of Foreclosures and
                         Abandonments of Mortgaged
                         Properties, Returns Relating to
                         Mortgage Interest Received from
                         Individuals and Returns Relating to
                         Cancellation of Indebtedness......................81
         Section 3.15    Advances by the Servicer..........................82
         Section 3.16    Optional Purchase of Defaulted Mortgage Loans.....82
         Section 3.17    Superior Liens....................................83
         Section 3.18    Assumption Agreements.............................84
         Section 3.19    Payment of Taxes, Insurance and Other Charges.....85


                                           ARTICLE IV


                        Certificate Insurance Policy and Initial Interest
                                        Coverage Account
         Section 4.01    Certificate Insurance Policy......................85
         Section 4.02.   Initial Interest Coverage Account
                         and Funding Account...............................86
         Section 4.03    Claims Upon the Certificate Insurance Policy......88


                                   ARTICLE V


                 Payments and Statements to Certificateholders;
                          Rights of Certificateholders
         Section 5.01    Distributions......................................88
         Section 5.02    Compensating Interest..............................92
         Section 5.03    Statements.........................................93
         Section 5.04    Distribution Account...............................97
         Section 5.05    Investment of Accounts.............................97


                                   ARTICLE VI

                                The Certificates
         Section 6.01    The Certificates..................................99
         Section 6.02.   Registration of Transfer and Exchange of
                         Certificates......................................99
         Section 6.03    Mutilated, Destroyed, Lost or Stolen
                         Certificates......................................
         Section 6.04    Persons Deemed Owners............................106
         Section 6.05    Appointment of Paying Agent......................107


                                           ARTICLE VII

                                   The Seller and the Servicer
         Section 7.01    Liability of the Seller and the Servicer.........107
         Section 7.02.   Merger or Consolidation of, or
                         Assumption of the Obligations of,
                         the Seller or the Servicer.......................107
         Section 7.03    Limitation on Liability of the.Servicer and......
                         Others...........................................108
         Section 7.04    Servicer Not to Resign...........................109
         Section 7.05    Delegation of Duties.............................110
         Section 7.06    Indemnification of the Trust by the Servicer.....110
         Section 7.07    Inspection.......................................110

                                          ARTICLE VIII

                                             Default
         Section 8.01    Events of Default................................111
         Section 8.02    Trustee to Act; Appointment of Successor.........113
         Section 8.03    Waiver of Defaults...............................115
         Section 8.04.   Rights of the Certificate Insurer to
                         Exercise Rights of Senior
                         Certificateholders...............................115
         Section 8.05.   Trustee to Act Solely with Consent of
                         the Certificate Insurer..........................116
         Section 8.06.   Mortgage Loans, Trust and Accounts Held
                         for Benefit of the Certificate Insurer...........117
         Section 8.07    Certificate Insurer Default......................117
         Section 8.08    Notification to Certificateholders...............118


                                           ARTICLE IX

                                           The Trustee
         Section 9.01    Duties of Trustee................................118
         Section 9.02    Certain Matters Affecting the Trustee............120
         Section 9.03    Trustee Not Liable for Certificates
                         or Mortgage Loans................................126
         Section 9.04    Trustee May Own Certificates.....................127
         Section 9.05    Servicer to Pay Trustee Fees and Expenses........127
         Section 9.06    Eligibility Requirements for Trustee.............128
         Section 9.07    Resignation or Removal of Trustee................129
         Section 9.08    Successor Trustee................................130
         Section 9.09    Merger or Consolidation of Trustee...............130
         Section 9.10    Appointment of Co-Trustee or Separate Trustee....131
         Section 9.11    Limitation of Liability..........................133
         Section 9.12    Trustee May Enforce Claims Without Possession
                         of Certificates; Inspection......................133
         Section 9.13    Suits for Enforcement............................134


                                            ARTICLE X

                                           Termination
         Section 10.01   Termination......................................134
         Section 10.02   Additional Termination Requirements..............136


                                           ARTICLE XI

                                    Miscellaneous Provisions
         Section 11.01   Amendment........................................137
         Section 11.02   Recordation of Agreement.........................139
         Section 11.03   Limitation on Rights of Certificateholders.......140
         Section 11.04   Governing Law....................................141
         Section 11.05   Notices..........................................141
         Section 11.06   Severability of Provisions.......................143
         Section 11.07   Assignment.......................................143
         Section 11.08   Certificates Nonassessable and Fully Paid........143
         Section 11.09.  Third-Party Beneficiaries...................... .143
         Section 11.10   Counterparts.....................................143
         Section 11.11   Effect of Headings and Table of Contents.........144
         Section 11.12   Insurance Agreement..............................144
         Section 11.13   Claims Upon the Certificate Insurance Policy.....144
         Section 11.14   Effect of Payments by the
                         Certificate Insurer; Subrogation.................144
         Section 11.15   Notices to the Certificate Insurer...............145




EXHIBIT A - FORM OF CLASS A CERTIFICATE.................................. A-1
EXHIBIT B - FORM OF CLASS R CERTIFICATE.................................. B-1
EXHIBIT B-1- FORM OF CLASS S CERTIFICATE................................B-1-1
EXHIBIT C - MORTGAGE LOAN SCHEDULE....................................... C-1
EXHIBIT D - FORM OF SUBSEQUENT TRANSFER AGREEMENT........................ D-1
EXHIBIT E - FORM OF MORTGAGE NOTE........................................ E-1
EXHIBIT F - FORM OF MORTGAGES............................................ F-1
EXHIBIT G - TRANSFER AFFIDAVITS.......................................... G-1
EXHIBIT H - LETTER OF REPRESENTATIONS.................................... H-1
EXHIBIT I - FORM OF REQUEST FOR RELEASE.................................. I-1
EXHIBIT J - [RESERVED]
EXHIBIT K - SPECIMEN OF CERTIFICATE INSURANCE POLICY..................... K-1
EXHIBIT L - DELINQUENCY AND LOSS INFORMATION............................. L-1
EXHIBIT M - FORM OF TRANSFEROR CERTIFICATE ...............................M-1
EXHIBIT N-1- FORM OF INVESTMENT LETTER [NON-RULE 144A]..................N-1-1
EXHIBIT N-2- FORM OF RULE 144A LETTER ..................................N-2-1
EXHIBIT O - FORM OF INITIAL CERTIFICATION.................................O-1
EXHIBIT P - FORM OF TRUSTEE FINAL CERTIFICATION...........................P-1

          This Pooling and Servicing Agreement, dated as of February 28, 1997, among Delta Funding Corporation, as Seller and Servicer (the "Seller" and the "Servicer", respectively), and Bankers Trust Company of California, N.A., as Trustee (the "Trustee").

                          W I T N E S S E T H T H A T:

          In consideration of the mutual agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

          Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

          Accounts: Collectively, the Collection Account, the Initial Interest Coverage Account, the Funding Account and the Distribution Account.

          Addition Notice: The notice given pursuant to Section 2.13 with respect to the transfer of Subsequent Mortgage Loans to the Trust pursuant to such Section.

          Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

          Aggregate Principal Balance: As of any date of determination, the sum of all the Principal Balances of the Mortgage Loans.

          Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

          Amount Available: As to any Distribution Date, the sum of the Available Funds with respect to the Group 1 Certificates and the Group 2 Certificates.

          Amortized Overcollateralized Amount Requirement: With respect to any Distribution Date and Loan Group, the product of (x) 6.00% in the case of Loan Group 1 and 5.50% in the case of Loan Group 2, and (y) the Aggregate Principal Balance of the related Mortgage Loans at the end of the related Due Period.

          Appraised Value: The appraised value of the Mortgaged Property based upon the appraisal made by or for the originator at the time of the origination of the related Mortgage Loan.

          Assignment of Mortgage: With respect to any Mortgage, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee.

          Authorized Newspaper: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

          Available Funds: As to any Distribution Date and Certificate Group, the sum of (A) the sum of all amounts described in clauses (i) through (vii) inclusive, of Section 3.02(b) received by the Servicer in respect of the related Loan Group, (including any amounts paid by the Servicer and the Seller and excluding (a) any amounts not required to be deposited in the Collection Account pursuant to Section 3.02(b), (b) any amounts paid to the Servicer pursuant to Sections 3.03(ii), (iii), (iv), (v), (vi), (vii) and (viii) in respect of the Mortgage Loans in the related Loan Group as of the related Determination Date and (c) any amounts paid by the Seller pursuant to clause (iv) of the definition of Purchase Price or clause (d) of the definition of Substitution Adjustment in respect of the Mortgage Loans in the related Loan Group to the extent such payment is in respect of amounts incurred by or imposed on the Trustee) during the related Due Period and deposited into the Collection Account as of the Determination Date; (B)any amounts deposited into the Distribution Account from the Initial Interest Coverage Account pursuant to Section 4.02(c) for such Certificate Group and (C) any amounts deposited into the Distribution Account from the Funding Account pursuant to Section 4.02(c) for such Certificate Group. No amount included in this definition by virtue of being described by any component of the definition thereof shall be included twice by virtue of also being described by any other component or otherwise.

          Balloon Loan: Any Mortgage Loan that provided on the date of origination for scheduled monthly payment in level amounts substantially lower than the amount of the final scheduled payment.

          BIF: The Bank Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or, if at any time after the execution of this Agreement the Bank Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

          Blanket Mortgage: The mortgage or mortgages encumbering a Cooperative Property.

          Book-Entry Certificate: Any Class A Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

          Business Day: Any day other than a Saturday, a Sunday or a day on which the Certificate Insurer or banking institutions in New York City or the city in which the corporate trust office of the Trustee under this Agreement is located are authorized or obligated by law or executive order to close.

          Capitalized Interest Requirement: With respect to the Distribution Date occurring in April 1997, the amount of interest accruing at the weighted average Certificate Rate for the Senior Certificates on the amount by which the sum of the Class Principal Balances of the Certificates as of the Closing Date exceeds the aggregate Principal Balances of Mortgage Loans with a Due Date after April 15, 1997.

          Certificate: Any Senior Certificate or Residual Certificate.

          Certificate Group: Either Certificate Group 1 or Certificate Group 2, as the context requires.

          Certificate Group 1: The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class S Certificates collectively.

          Certificate Group 2: The Class A-7 Certificates.

          Certificate Group Principal Balance: As to either Certificate Group and any date of determination, the aggregate of the Class Principal Balances of the Classes of Certificates in such Certificate Group.

          Certificate Index: The rate for one month United States dollar deposits quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of any Interest Period relating to the Variable Rate Certificates. "Telerate Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee after consultation with the Servicer), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, the Certificate Rate will be the Certificate Rate applicable to the preceding Distribution Date. On the second LIBOR Business Day immediately preceding each Distribution Date, the Trustee shall determine the Certificate Rate for the Interest Period commencing on such Distribution Date and inform the Servicer of such rate.

          Certificate Insurance Policy: The Certificate Guaranty Insurance Policy (No. 23488) with respect to the Senior Certificates, and all endorsements thereto dated, the Closing Date, issued by the Certificate Insurer for the benefit of the Holders of each Class of Senior Certificates, a copy of which is attached hereto as Exhibit K.

          Certificate Insurer: MBIA Insurance Corporation, a stock insurance company organized and created under the laws of the State of New York, or any successor thereto.

          Certificate Insurer Default: The existence and continuance of any of the following:

                  (a) the Certificate Insurer fails to make a payment required under the Certificate Insurance Policy in accordance with its terms; or

                  (b) the entry by a court having jurisdiction in the premises of (i)a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law or (ii)a decree or order adjudging the Certificate Insurer a bankrupt or insolvent or approving as properly filed a petition seeking reorganization, rehabilitation, arrangement, adjustment or composition of or in respect of the Certificate Insurer under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, rehabilitator, assignee, trustee, sequestrator or other similar official of the Certificate Insurer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (c) the commencement by the Certificate Insurer of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Certificate Insurer to the entry of a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Certificate Insurer, or the filing by the Certificate Insurer of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state law, or the consent by the Certificate Insurer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Certificate Insurer or of any substantial part of its property, or the making by the Certificate Insurer of an assignment for the benefit of its creditors, or the failure by the Certificate Insurer to pay debts generally as they become due, or the admission by the Certificate Insurer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Certificate Insurer in furtherance of any such action.

          Certificate Owner: The Person who is the beneficial owner of a Book-Entry Certificate.

          Certificate Rate: As to any Class of Certificates, the respective per annum rate set forth or described below:

         Class                              Certificate Rate

         A-1                                   6.60%
         A-2                                   6.92%%
         A-3                                   7.26%
         A-4                                   7.46%
         A-5                                   7.74%
         A-6                                   7.21%
         A-7                                   (1)
         X                                     (2)
         S                                     (3)
         R-1                                   (2)
         R-2                                   (2)
         R-3                                   (2)
__________

(1) For the initial Distribution Date, 5.66875% per annum. For each Distribution Date thereafter, the lesser of the Class A-7
Formula Rate and the Loan Group 2 Net Funds Cap.

(2) This Class has no Certificate Rate.

(3)  The Weighted Average Strip Rate.


          Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 6.02.

          Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent, direction, waiver or request pursuant to this Agreement, (x) any Class A Certificate registered in the name of the Seller or any Person known to a Responsible Officer to be an Affiliate of the Seller and (y) any Class A Certificate for which the Seller or any Person known to a Responsible Officer to be an Affiliate of the Seller is the Certificate Owner or Holder shall be deemed not to be outstanding (unless to the knowledge of a Responsible Officer (i) the Seller or such Affiliate is acting as trustee or nominee for a Person who is not an Affiliate of such Seller and who makes the voting decision with respect to such Class A Certificates or (ii) the Seller or such Affiliate is the Certificate Owner or Holder of all the Certificates of a Class, but only with respect to the Class as to which the Seller or such Affiliate owns all the Certificates) and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, direction, waiver or request has been obtained.

          Civil Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

          Civil Relief Act Interest Shortfall: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Civil Relief Act, the amount by which
(i)interest collectible on such Mortgage Loan during such Due Period is less than (ii)one month's interest on the Principal Balance of such Mortgage Loan at the Loan Rate for such Mortgage Loan before giving effect to the application of the Civil Relief Act.

          Class: All Certificates having the same designation.

          Class A Certificate: Any certificate executed and authenticated by the Trustee substantially in the form set forth in Exhibit A and designated as a Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 or Class A-7 Certificate pursuant to Section 6.01.

          Class A Certificateholder: A Holder of a Class A Certificate.

          Class A Monthly Principal Distributable Amount: With respect to any Distribution Date and Certificate Group, the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Due Period: (i) that portion of all Monthly Payments allocable to principal on Mortgage Loans in the related Loan Group, including all full and partial principal prepayments received during the related Due Period, (ii)the Principal Balance of all Mortgage Loans in the related Loan Group that became Liquidated Mortgage Loans for the first time during the related Due Period,
(iii)the portion of the Purchase Price allocable to principal of all Mortgage Loans in the related Loan Group that were repurchased during the related Due Period, and any Substitution Adjustments for Mortgage Loans in the related Loan Group, deposited to the Distribution Account pursuant to Section 2.06 on or prior to the related Determination Date and not previously distributed, (iv) with respect to the initial Distribution Date, the amount deposited from the Funding Account into the Distribution Account in respect of such Certificate Group pursuant to Section 4.02(b) and (v) Distributable Excess Spread for such Certificate Group.

          Class A Principal Distribution: With respect to any Distribution Date (other than the Final Scheduled Distribution Date) and Certificate Group, the excess of (A) the sum of the related Class A Monthly Principal Distributable Amount for such Distribution Date and Class A Principal Shortfall Amount over
(B) the related O/C Reduction Amount for such Distribution Date; provided, however, that the Class A Principal Distribution shall not exceed the related Certificate Group Principal Balance. The "Class A Principal Distribution" for a Certificate Group on the Final Scheduled Distribution Date for such Certificate Group will equal the related Certificate Group Principal Balance for such Certificate Group as of such Distribution Date.

          Class A Principal Shortfall Amount: With respect to any Distribution Date and Certificate Group, the amount, if any by which the related Certificate Group Principal Balance, after giving effect to all distributions of the related Class A Monthly Principal Distributable Amount (exclusive of Distributable Excess Spread) and any draws under the Certificate Insurance Policy for such Distribution Date and Certificate Group, exceeds the related Loan Group Principal Balance as of the end of the related Due Period.

          Class A-1 Certificate: Any Certificate executed and authenticated by the Trustee substantially in the form attached hereto as Exhibit A and designated as a Class A-1 Certificate pursuant to Section 6.01.

          Class A-2 Certificate: Any Certificate executed and authenticated by the Trustee substantially in the form attached hereto as Exhibit A and designated as a Class A-2 Certificate pursuant to Section 6.01.

          Class A-3 Certificate: Any Certificate executed and authenticated by the Trustee substantially in the form attached hereto as Exhibit A and designated as a Class A-3 Certificate pursuant to Section 6.01.

          Class A-4 Certificate: Any Certificate executed and authenticated by the Trustee substantially in the form attached hereto as Exhibit A and designated as a Class A-4 Certificate pursuant to Section 6.01.

          Class A-5 Certificate: Any Certificate executed and authenticated by the Trustee substantially in the form attached hereto as Exhibit A and designated as a Class A-5 Certificate pursuant to Section 6.01.

          Class A-6 Certificate: Any Certificate executed and authenticated by the Trustee substantially in the form attached hereto as Exhibit A and designated as a Class A-6 Certificate pursuant to Section 6.01.

          Class A-7 Basis Risk Carryover Amount: The sum of (i) for any Distribution Date on which the Certificate Rate for the Class A-7 Certificates is based on the Loan Group 2 Net Funds Cap, interest for the related Interest Period on the Class Principal Balance of the Class A-7 Certificates immediately prior to such Distribution Date at a rate equal to the excess of the applicable Class A-7 Formula Rate over the applicable Loan Group 2 Net Funds Cap, (ii) the excess of the amounts calculated pursuant to clause (i) for all prior Distribution Dates over the amounts distributed in respect thereof pursuant to
Section 5.01(a)(vi)(5) hereof on such prior Distribution Dates, and (iii) interest, to the extent lawful, on the sum of the amounts calculated pursuant to clauses (i) and (ii) for the related Interest Period at the applicable Class A-7 Formula Rate.

          Class A-7 Certificate: Any Certificate executed and authenticated by the Trustee substantially in the form attached hereto as Exhibit A and designated as a Class A-7 Certificate pursuant to Section 6.01.

          Class A-7 Formula Rate: As to any Distribution Date, the sum of the Certificate Index plus 0.20% (or 0.40% for each Distribution Date occurring after the Optional Termination Date).

          Class Interest Carryover Shortfall: With respect to any Class of Senior Certificates and any Distribution Date, the amount by which the Class Interest Distribution for such Class for each prior Distribution Date exceeded the amount of interest actually distributed on such prior Distribution Dates.

          Class Interest Distribution: With respect to any Distribution Date and each Class of Senior Certificates, the sum of (i)the applicable Class Monthly Interest Distributable Amount for such Class on such Distribution Date and
(ii)the applicable Outstanding Class Interest Carryover Shortfall for such Class on such Distribution Date.

          Class Monthly Interest Distributable Amount: As to any Distribution Date and Class of Senior Certificates, interest accrued during the related Interest Period at the applicable Certificate Rate on the related Class Principal Balance or in the case of the Class S Certificates, the Notional Balance immediately prior to such Distribution Date, reduced by an amount equal to such Class' pro rata share (based on the amount of interest to which such Class would have otherwise been entitled) of the related Civil Relief Act Interest Shortfall, if any, for such Distribution Date.

          Class Principal Balance: As of any date of determination and Class of Certificates, the Original Class Certificate Principal Balance for such Class reduced by the sum of all amounts previously distributed to the Certificateholders of such Class in respect of principal on all previous Distribution Dates.

          Class R-1 Certificate: Any Certificate designated as such and executed and authenticated by the Trustee substantially in the form set forth in Exhibit B hereto.

          Class R-2 Certificate: Any Certificate designated as such and executed and authenticated by the Trustee substantially in the form attached hereto as Exhibit B.

          Class R Certificateholder: The Holder of a Residual Certificate.

          Class S Certificate: Any Certificate designated as such and executed and authenticated by the Trustee substantially in the form attached hereto as Exhibit B-1.

          Class S Component: Any of the components of the Class S Certificates having the following characteristics:

                                        Notional Balance Equals
         Designation                    the Class Principal Balance of

         S-1                            Class A-1 Certificates
         S-2                            Class A-2 Certificates
         S-3                            Class A-3 Certificates
         S-4                            Class A-4 Certificates
         S-5                            Class A-5 Certificates
         S-6                            Class A-6 Certificates


          Closing Date: March 27, 1997.

          Code: The Internal Revenue Code of 1986, as the same may be amended from time to time (or any successor statute thereto).

          Collection Account: The custodial account or accounts created and maintained for the benefit of the Certificateholders pursuant to Section 3.02(b). The Collection Account shall be an Eligible Account.

          Combined Loan-to-Value Ratio or CLTV: With respect to any Mortgage Loan, the sum of the original principal balance of such Mortgage Loan and the outstanding principal balance of the First Lien, if any, as of the date of origination of the Mortgage Loan, divided by the Appraised Value.

          Compensating Interest: As to any Distribution Date, the amount calculated pursuant to Section 5.02.

          Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under
Section 216 of the Code.

          Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

          Cooperative Property: The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

          Cooperative Shares: Shares issued by a Cooperative Corporation.

          Cooperative Unit: A single family dwelling located in a Cooperative Property.

          Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate business shall be administered, which office on the Closing Date is located at Three Park Plaza, Sixteenth Floor, Irvine, California 92614, Attention: Delta-1997-1.

          Corresponding Class: As indicated in Section 2.07 hereof.

          Cumulative Net Losses: With respect to a Loan Group, the amount by which the aggregate Principal Balance of, and accrued interest on, all related Liquidated Mortgage Loans exceeds the Net Liquidation Proceeds for such Mortgage Loans allocated to principal and accrued interest.

          Curtailment: With respect to a Mortgage Loan, any payment of principal received during a Due Period as part of a payment that is in excess of the amount of the Monthly Payment due for such Due Period and which is not intended to satisfy the Mortgage Loan in full, nor is intended to cure a delinquency.

          Cut-Off Date: With respect to the Initial Mortgage Loans, the close of business on February 28, 1997. With respect to the Subsequent Mortgage Loans, the later of the date of origination of such Mortgage Loan and February 28, 1997.

          Cut-Off Date Loan Group Principal Balance: $146,257,909.75, with respect to Loan Group 1 and $26,775,810.04, with respect to Loan Group 2.

          Cut-Off Date Pool Principal Balance: $173,033,719.79.

          Cut-Off Date Principal Balance: With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-Off Date (or as of the applicable date of substitution with respect to an Eligible Substitute Mortgage Loan pursuant to Section 2.02 or 2.04).

          Defective Mortgage Loan: Any Mortgage Loan subject to repurchase or substitution pursuant to Section 2.02 or 2.04.

          Deficiency Amount: With respect to any Distribution Date, the excess, if any, of (A) (i) the Class Monthly Interest Distributable Amount for each Class of the Senior Certificates (net of any Civil Relief Act Interest Shortfalls with respect to the related Loan Group) plus any Outstanding Class Interest Carryover Shortfall for each Class of Senior Certificates and (ii) the Guaranteed Principal Distribution Amount over (B) Available Funds with respect to the related Loan Group (after giving effect to the cross-collateralization provisions in Section 5.01(a)(iii) and without regard to any Insured Payments to be made as of such Distribution Date).

          Definitive Certificates: As defined in Section 6.02(c).

          Delinquency Loss Factor: The sum of:

                  (a) the Principal Balance of all Mortgage Loans 30-59 days contractually delinquent multiplied by 10.75%;

                  (b) the Principal Balance of all Mortgage Loans 60-89 days contractually delinquent multiplied by 21.50%; and

                  (c) the Principal Balance of all Mortgage Loans 90 or more days (including loans in foreclosure and REO) contractually delinquent multiplied by 43.50%.

          Delinquent: A Mortgage Loan is "Delinquent" if any Monthly Payment due thereon is not made by the close of business on the day the related Monthly Payment is scheduled to be due. A Mortgage Loan is "30 days Delinquent" if such Monthly Payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such Monthly Payment was due, or, if there is not such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days Delinquent," "90 days Delinquent" and so on.

          Delta: Delta Funding Corporation, a New York corporation, or any successor thereto.

          Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Class A Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the UCC of the State of New York.

          Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          Determination Date: With respect to any Distribution Date, the fourth Business Day prior to such Distribution Date.

          Distributable Excess Spread: As to any Distribution Date and Certificate Group, the excess, if any, of the related Specified O/C Amount for such Distribution Date over the O/C Amount on such date.

          Distribution Account: The account established by the Trustee pursuant to Section 5.04. The Distribution Account shall be an Eligible Account.

          Distribution Date: The twenty-fifth day of each month, or, if such day is not a Business Day, then the next Business Day, beginning in April 1997.

          Due Date: As to any Mortgage Loan, the day of the month on which the Monthly Payment is due from the Mortgagor.

          Due Period: With respect to (a) the first Determination Date (i) for collections of principal, the period from and including March 1, 1997 through and including April 15, 1997 and (ii) for collections of interest, the period from and including March 16, 1997 through and including April 15, 1997 and (b) with respect to each Determination Date thereafter, for collections of both interest and principal, the period from and including the sixteenth day of the month preceding the month of such Determination Date to and including the fifteenth day of the month of such Determination Date.

          Electronic Ledger: The electronic master record of home equity mortgage loans maintained by the Servicer.

          Eligible Account: A segregated account that is (i) maintained with a depository institution whose short-term debt obligations and long-term debt obligations at the time of any deposit therein and throughout the time the interest is maintained are rated at least "P-1" by Moody's, "A-1" by Standard & Poor's and "F-1" by Fitch and "A2" by Moody's and "A" by Standard & Poor's and Fitch, respectively, and that the deposits in such account or accounts are fully insured by either the BIF or the SAIF and which is any of (a) a federal savings and loan association duly organized, validly existing and in good standing under the applicable banking laws of any state, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association duly organized, validly existing and in good standing under the federal banking laws or (d) a principal subsidiary of a bank holding company, and in each case of (a)-(d), approved in writing by the Certificate Insurer, (ii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity, or (iii) an account otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the Trustee, without reduction or withdrawal of the then current ratings of the Certificates.

          Eligible Investments: One or more of the following (excluding any callable investments purchased at a premium):

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States;

                  (ii) repurchase agreements on obligations specified in clause (i) maturing not more than three months from the date of acquisition thereof, provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating category
         (which is "A-1+" for Standard & Poor's and "P-1" for
         Moody's);

                  (iii) certificates of deposit, time deposits and bankers' acceptances (which, if Moody's is a Rating Agency, shall each have an original maturity of not more than 90 days) of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each of Moody's and Standard & Poor's in its highest unsecured short-term debt rating category;

                  (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Standard & Poor's and Moody's in their highest short-term rating categories;

                  (v) short term investment funds ("STIFS") sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Standard & Poor's and Moody's in their respective highest rating category of long term unsecured debt;

                  (vi) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time as the interest is held in such fund has a rating of "Aaa" by Moody's and either "AAAm" or "AAAm-G" by Standard & Poor's; and

                  (vii) other obligations or securities that are acceptable to each Rating Agency and the Certificate Insurer as an Eligible Investment hereunder and will not result in a reduction in the then current rating of the Certificates without regard to the Certificate Insurance Policy, as evidenced by a letter to such effect from such Rating Agency and the Certificate Insurer and with respect to which the Servicer has received confirmation that, for tax purposes, the investment complies with the last clause of this definition;

provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

          Eligible Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i)have an outstanding Principal Balance after deducting all scheduled principal payments due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not in excess of and not more than 5% less than the Principal Balance of the Defective Mortgage Loan; (ii)have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii)if such Defective Mortgage Loan is in Loan Group 2, have a Loan Rate based on the same Loan Index with adjustments to such Loan Rate made on the same interval between Interest Rate Adjustment Dates as that of the Defective Mortgage Loan and have a Margin that is not less than the Margin of the Defective Mortgage Loan and not more than 100 base points higher than the Margin for the Defective Mortgage Loan;
(iv) have a Mortgage of the same or higher level of priority as the Mortgage relating to the Defective Mortgage Loan at the time such Mortgage was transferred to the Trust; (v) have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; (vi) comply with each representation and warranty set forth in Section 2.04 (deemed to be made as of the date of substitution); (vii) have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan; (viii) if such Defective Mortgage Loan is in Loan Group 2, have a Lifetime Rate Cap and a Periodic Rate Cap no lower than the Lifetime Rate Cap and Periodic Rate Cap, respectively, applicable to such Defective Mortgage Loan; and (ix)be of the same type of Mortgaged Property as the Defective Mortgage Loan or a detached single family residence. More than one Eligible Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Eligible Substitute Mortgage Loans meet the foregoing attributes in the aggregate and such substitution is approved in writing in advance by the Certificate Insurer.

          Event of Default: As defined in Section 8.01.

          Excess O/C Amount: As to any Distribution Date and Certificate Group, the amount by which (i) the related O/C Amount for such Distribution Date exceeds (ii) the related Specified O/C Amount for such Distribution Date.

          Excess Spread: With respect to any Distribution Date and Loan Group, the excess, if any, of (x) Available Funds for the related Certificate Group for such Distribution Date over (y) the sum of (a) the amount required to be distributed pursuant to Section 5.01(a)(i)(1)-(4), with respect to the Group 1 Certificates, and Section 5.01(a)(ii)(1)-(4), with respect to the Group 2 Certificates, on such Distribution Date and (b) the portion of Available Funds for such Certificate Group distributed pursuant to 5.01(a)(iii) on such Distribution Date.

          FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

          FHLMC: The Federal Home Loan Mortgage Corporation.

          Final Scheduled Distribution Date: With respect to the Group 1 Certificates and the Group 2 Certificates, the Distribution Date in April 2029.

          First Lien: With respect to any Mortgage Loan which is a second priority lien, the mortgage loan relating to the corresponding Mortgaged Property having a first priority lien.

          Fiscal Agent: As defined in the Certificate Insurance Policy.

          Fixed Rate Certificates: Each Class of Class A Certificates other than the Variable Rate Certificates.

          FNMA: The Federal National Mortgage Association.

          Foreclosure Profits: With respect to a Liquidated Mortgage Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Principal Balance (plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Mortgage Loan immediately prior to the final recovery of its Liquidation Proceeds.

          Funding Account: The Funding Account established pursuant to Section 4.02.

          Group 1 Certificates: Each of the Class S, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates.

          Group 2 Certificates: The Class A-7 Certificates.

          Guaranteed Principal Distribution Amount: With respect to any Distribution Date, (a) the amount, if any, by which the Certificate Group Principal Balance of each Certificate Group exceeds the related Loan Group Principal Balance at the end of the previous month (after giving effect to all distributions of principal on the related Class A Certificates on such Distribution Date) and (b) with respect to Certificate Group 1 and Certificate Group 2 on the Final Scheduled Distribution Date (after giving effect to all other distributions of principal on the Group 1 Certificates and the Group 2 Certificates, respectively), an amount equal to the applicable Certificate Group Principal Balance.

          Initial Interest Coverage Account: The Initial Interest Coverage Account established pursuant to Section 4.02.

          Initial Mortgage Loan Schedule: The schedule of Initial Mortgage Loans included in the Trust as of the Cut-Off Date, specifying with respect to each such Initial Mortgage Loan the information set forth on Exhibit C attached hereto.

          Initial Mortgage Loans: The Initial Mortgage Loans transferred to the Trust pursuant to Section 2.01, as set forth in Exhibit C hereto.

          Insurance Agreement: The Insurance Agreement dated as of February 28, 1997 among the Servicer, the Seller, the Trustee and the Certificate Insurer, including any amendments and supplements thereto.

          Insurance Proceeds: Proceeds paid by any insurer (other than the Certificate Insurer) pursuant to any insurance policy covering a Mortgage Loan or Mortgaged Property, or amounts required to be paid by the Servicer pursuant to Section 3.05, net of any component thereof (i) covering any expenses incurred by or on behalf of the Servicer in connection with obtaining such proceeds, (ii) applied to the restoration or repair of the related Mortgaged Property, (iii) released to the Mortgagor in accordance with the Servicer's normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Mortgage Loan.

          Insured Payment: (i) With respect to any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

          Interest Period: With respect to any Distribution Date and (i) the Fixed Rate Certificates and the Class S Certificates, the period from the first day of the calendar month preceding the month of such Distribution Date through the last day of such calendar month and (ii) the Variable Rate Certificates, the period from the Distribution Date in the month preceding the month of such Distribution Date (or, in the case of the initial Distribution Date, from the Closing Date) through the day before such Distribution Date.

          Interest Rate Adjustment Date: With respect to each Mortgage Loan in Loan Group 2, the date or dates on which the Loan Rate is subject to adjustment in accordance with the related Mortgage Note.

          Late Payment Rate: For any Distribution Date, the lesser of (i) the rate of interest, as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2% and (ii) the maximum rate permissible under any applicable law limiting interest rates. The Late Payment Rate shall be computed on the basis of a 365-day year and the actual number of days elapsed.

          LIBOR Business Day: Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

          Lifetime Rate Cap: With respect to each Mortgage Loan in Loan Group 2, the maximum Loan Rate permitted over the life of such Mortgage Loan, as provided by the terms of the related Mortgage Note.

          Liquidated Mortgage Loan: As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Due Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

          Liquidation Loan Losses: For each Liquidated Mortgage Loan the amount, if any, by which the Principal Balance thereof plus accrued and unpaid interest thereon plus unreimbursed Servicing Advances is in excess of the Liquidation Proceeds realized thereon.

          Liquidation Proceeds: Proceeds (including Insurance Proceeds but not including amounts drawn under the Certificate Insurance Policy) received in connection with the liquidation of any Mortgage Loan or related REO Property, whether through trustee's sale, foreclosure sale or otherwise.

          Loan Group Principal Balance: Either the Loan Group 1 Principal Balance or the Loan Group 2 Principal Balance, as applicable.

          Loan Group: Either Loan Group 1 or Loan Group 2, as the context requires.

          Loan Group 1: The pool of Mortgage Loans identified in the related Mortgage Loan Schedule as having been assigned to Loan Group 1.

          Loan Group 1 Principal Balance: As of any date, the aggregate of the Principal Balances of all Mortgage Loans in Loan Group 1 as of such date.

          Loan Group 2: The pool of Mortgage Loans identified in the related Mortgage Loan Schedule as having been assigned to Loan Group 2.

          Loan Group 2 Net Funds Cap: As to any Distribution Date, the product of (x) 360/365 and (y) the difference between (A) the weighted average of the Loan Rates of the Loan Group 2 Mortgage Loans as of the first day of the related Due Period, weighted on the basis of the related Principal Balances as of such date and (B) the sum of (i) the Servicing Fee Rate, the rate at which the Trustee Fee is calculated and the Premium Percentage and (ii) commencing with the thirteenth Distribution Date, 0.50% per annum.

          Loan Group 2 Principal Balance: As of any date, the aggregate of the Principal Balances of all Mortgage Loans in Loan Group 2 as of such date.

          Loan Index: With respect to each Interest Rate Adjustment Date for each Mortgage Loan in Loan Group 2 that is identified on the Mortgage Loan Schedule as having a LIBOR Loan Index, the average of the interbank offered rate for six-month U.S. dollar denominated deposits in the London Market, as determined according to the terms of the related Note, and with respect to each Mortgage Loan in Loan Group 2 that is identified on the Mortgage Loan Schedule as having a one-year treasury Loan Index, the rate on one-year U.S. Treasury Bills as determined according to the terms of the related Note.

          Loan Losses: The aggregate of the Liquidation Loan Losses for all Liquidated Mortgage Loans.

          Loan Rate: With respect to any Mortgage Loan as of any day, the per annum rate of interest applicable under the related Mortgage Note to the calculation of interest for such day on the Principal Balance.

          Loss Factor: With respect to a Loan Group, for the first 30 Distribution Dates, (i) if the related Cumulative Net Losses divided by the related Maximum Collateral Amount is less than or equal to 0.0050, then the Loss Factor for such Loan Group shall be equal to one and (ii) if the related Cumulative Net Losses divided by the related Maximum Collateral Amount is greater than 0.0050 the Loss Factor for such Loan Group shall be equal to two. Thereafter, (i) if the related Cumulative Net Losses divided by the related Maximum Collateral Amount is less than or equal to 0.0075 and the related Cumulative Net Losses were not in excess of the product of 0.0050 and the related Maximum Collateral Amount at the close of the period described in clause
(a) of the definition of Specified O/C Amount, then the Loss Factor for such Loan Group shall be equal to one and (ii) if the related Cumulative Net Losses divided by the related Maximum Collateral Amount is greater than 0.0075 the Loss Factor for such Loan Group shall be equal to two; provided, however, that if the Loss Factor pursuant to the first sentence of this definition was two on the 30th Distribution Date, the factor referred to above shall remain two.

          Maintenance: With respect to any Cooperative Unit, the rent paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

          Majority Certificateholder: The Holder or Holders of Certificates evidencing Voting Rights in excess of 51% in the aggregate.

          Margin: As to any Mortgage Loan in Loan Group 2, the percentage set forth as the "Margin" for such Mortgage Loan on the Mortgage Loan Schedule.

          Maximum Collateral Amount: With respect to each Certificate Group, the Aggregate Principal Balance of the Mortgage Loans in the related Loan Group as of the Cut-Off Date.

          Monthly Advance: An advance made by the Servicer pursuant to Section 3.15.

          Monthly Payment: The scheduled monthly payment of principal and/or interest required to be made by a Mortgagor on the related Mortgage Loan.

          Moody's: Moody's Investors Service, Inc. or its successor in interest.

          Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Mortgage Loan.

          Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

          Mortgage Loan Schedule: With respect to any date, the schedule of Mortgage Loans constituting assets of the Trust, which list shall consist of the Initial Mortgage Loan Schedule, together with the Subsequent Mortgage Loan Schedule reflecting the Subsequent Mortgage Loans transferred to the Trust on the Closing Date. The Initial Mortgage Loan Schedule is the schedule set forth herein as Exhibit C, which schedule sets forth as to each Initial Mortgage Loan:
(i) the Cut-Off Date Principal Balance, (ii) the account number, (iii) the original principal amount, (iv) the CLTV as of the date of the origination of the related Initial Mortgage Loan, (v) the Due Date, (vi) the Loan Rate as of the Cut- Off Date, (vii) the first date on which a Monthly Payment is or was due under the Mortgage Note, (viii) the original stated maturity date of the Mortgage Note and if the Mortgage Loan is a Balloon Loan, the amortization terms, (ix) the remaining number of months to maturity as of the Cut-Off Date,
(x) the state in which the related Mortgaged Property is situated, (xi) the type of property and (xii) the lien status, (xii) the applicable Loan Group and
(xiii) with respect to each Mortgage Loan in Loan Group 2, (a) the Periodic Rate Cap, (b) the Margin, (c) the Lifetime Rate Cap and (d) the next Interest Rate Adjustment Date after the Cut-Off Date. The Seller shall indicate to the Trustee which Mortgage Loans are Cooperative Loans. The Mortgage Loan Schedule will be amended from time to time to reflect the substitution of an Eligible Substitute Mortgage Loan for a Defective Mortgage Loan from time to time hereunder.

          Mortgage Loans: The mortgage loans that are transferred and assigned to the Trustee pursuant to Sections 2.01, 2.06 and 2.13, together with the Related Documents, exclusive of Mortgage Loans that are transferred to the Servicer or the Seller, as the case may be, from time to time pursuant to
Section 2.02, 2.04 or 3.16, as from time to time are held as a part of the Trust, such mortgage loans originally so held being identified in the Mortgage Loan Schedule delivered on the Closing Date.

          Mortgage Note: With respect to a Mortgage Loan, the note pursuant to which the related mortgagor agrees to pay the indebtedness evidenced thereby which is secured by the related Mortgage.

          Mortgaged Property: The underlying property, including real property and improvements thereon, securing a Mortgage Loan, which, with respect to a Cooperative Loan, is the related Cooperative Shares and Proprietary Lease.

          Mortgagor: The obligor or obligors under a Mortgage Note.

          Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, Liquidation Proceeds net of unreimbursed Servicing Fees, Servicing Advances and Monthly Advances with respect thereto.

          Net Loan Rate: With respect to any Mortgage Loan as to any day, the Loan Rate less the Servicing Fee Rate.

          Nonrecoverable Advances: With respect to any Mortgage Loan, (i)any Servicing Advance or Monthly Advance previously made and not reimbursed pursuant to Section 3.03(ii) or (ii) a Servicing Advance or Monthly Advance proposed to be made in respect of a Mortgage Loan or REO Property which, in the good faith business judgment of the Servicer, as evidenced by an Officer's Certificate delivered to the Certificate Insurer, the Seller and the Trustee no later than the Business Day following such determination, would not be ultimately recoverable pursuant to Sections 3.03(ii) or (vi) or 5.01(a)(v)(3) or (4).

          Notional Balance: As of any date of determination, and (i) with respect to the Class S Certificates, the aggregate of the Notional Balances of the Class S Components or (ii) with respect to any Class S Component, the amount set forth in the definition thereof.

          O/C Amount: As to any Distribution Date and Certificate Group, the excess, if any, of (a)the related Loan Group Principal Balance as of the close of business on the last day of the related Due Period over (b)the related Certificate Group Principal Balance (after giving effect to amounts otherwise available in respect of the Class A Monthly Principal Distributable Amount for such Distribution Date).

          O/C Reduction Amount: As to any Distribution Date and Certificate Group, an amount equal to the lesser of (i) the related Excess O/C Amount for such Distribution Date and (ii) with respect to the Group 1 Certificates, Available Funds for such Certificate Group remaining after making the distributions required to be made pursuant to Section 5.01(a)(i)(1) and (2) on such Distribution Date and with respect to the Group 2 Certificates, Available Funds for the related Certificate Group remaining after making the distributions required to be made pursuant to Section 5.01(a)(ii)(1) and (2) on such Distribution Date.

          Officer's Certificate: A certificate signed by the President, an Executive Vice President, a Senior Vice President, a First Vice President, a Vice President, Assistant Vice President, the Treasurer, Assistant Treasurer, Assistant Secretary, Controller or Assistant Controller of the Servicer and delivered to the Trustee.

          Opinion of Counsel: A written opinion of counsel reasonably acceptable to the Trustee, who may be in-house counsel for the Servicer or the Seller (except that any opinion relating to the qualification of the Trust as a REMIC or compliance with the REMIC Provisions must be an opinion of independent outside counsel) and who, in the case of opinions delivered to each of the Certificate Insurer and the Rating Agency, is reasonably acceptable to it.

          Optional Termination Date: The Distribution Date following the Due Period at the end of which the Pool Principal Balance is less than 10% of the sum of the Aggregate Principal Balance as of the Cut-off Date and the amount deposited in the Funding Account on the Closing Date.

          Original Class Certificate Principal Balance: As to any Class, the respective amount set forth below opposite such Class:

                                      Original Class Certificate
         Class                        Principal Balance

         A-1                          $83,709,000
         A-2                          $54,267,000
         A-3                          $14,084,000
         A-4                          $10,374,000
         A-5                          $11,966,000
         A-6                          $23,600,000
         A-7                          $37,000,000
         R-1                             (1)
         R-2                             (1)
         S                               (1)


__________
(1) This Class has no Class Certificate Principal Balance.

          Outstanding Class Interest Carryover Shortfall: As to any Class of Senior Certificates and any Distribution Date, the amount of Class Interest Carryover Shortfall for such Distribution Date plus one month's interest thereon, at the related Certificate Rate, to the extent permitted by law.

          Ownership Interest: As to any Certificate or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          Paying Agent: Any paying agent appointed pursuant to Section 6.05.

          Percentage Interest: With respect to any Class A Certificate, the percentage obtained by dividing the principal denomination of such Certificate by the aggregate of the principal denominations of all Class A Certificates of the same Class. With respect to a Residual Certificate, the portion of the Class evidenced thereby as stated on the face thereof, which shall be either 99.999999% or, but only with respect to the Tax Matters Person Residual Interest held by the Tax Matters Person, 0.000001%. With respect to a Class S Certificate, the portion of the Class evidenced thereby as stated on the face thereof.

          Periodic Rate Cap: With respect to each Mortgage Loan in Loan Group 2 with respect to which the related Mortgage Note provides for a periodic rate cap, the maximum percentage increase or decrease in the Loan Rate permitted for such Mortgage Loan over the Loan Rate in effect as of an Interest Rate Adjustment Date, as set forth on the Mortgage Loan Schedule.

          Permitted Transferee: Any Person other than (i) the United States or any State or any political subdivision thereof or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives describe in Code section
521) on any excess inclusions (as defined in Section 860E(c)(1)) with respect to any Residual Certificate; (iv) rural electric and telephone cooperatives described in Code section 1381(a)(2)(C); (v) a Person that is not (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (c) an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or (d) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust; or (vi) any other Person so designated by the Trustee based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust to fail to qualify as a REMIC at any time the Certificates are outstanding. The terms "United States", "State" and "international organization" shall have the meanings set forth in Code section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the FHLMC, a majority of its board of directors is not selected by such governmental unit.

          Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          Pool Principal Balance: With respect to any date, the aggregate of the Principal Balances of all Mortgage Loans as of such date.

          Preference Amount: Any amount previously distributed to a Mortgagor on a Mortgage Loan that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

          Preference Claim: As defined in Section 4.03.

          Premium Amount: As to any Distribution Date and Certificate Group, the product of the Premium Percentage and the Certificate Group Principal Balance of such Certificate Group after giving effect to distributions to be made on such Distribution Date.

          Premium Percentage: As defined in the Insurance Agreement.

          Prepayment Assumption: A conditional rate of prepayment equal to 4.0% per annum in the first month of the life of the mortgage loans and an additional 1.455% (precisely 16/11 percent per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a conditional prepayment rate of 20% per annum each month is assumed.

          Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject during the related Due Period of a Principal Prepayment in full an amount equal to the excess, if any, of (i) 30 days' interest on the Principal Balance of such Mortgage Loan at the Net Loan Rate (or at such lower rate as may be in effect for such Mortgage Loan pursuant to application of the Civil Relief Act) over (ii) the amount of interest actually remitted by the Mortgagor in connection with such Principal Prepayment.

          Principal Balance: As to any Mortgage Loan and any day, other than a Liquidated Mortgage Loan, the related Cut-Off Date Principal Balance, minus all collections credited against the Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan immediately prior to the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.

          Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is intended to satisfy a Mortgage Loan in full.

          Priority Percentage: For any Distribution Date, the percentage corresponding thereto as follows:

         Distribution Dates                              Priority Percentage

         April 1997- March 2000                                    0%
         April 2000 - March 2002                                  45%
         April 2002- March 2003                                   80%
         April 2003 - March 2004                                  100%
         April 2004 and thereafter                                300%

          Projected Monthly Excess Cashflow: As of any date of calculation and Loan Group 1, five times the Excess Spread existing on the Distribution Date immediately preceding such date of calculation and with respect Loan Group 2, three times the Excess Spread existing on the Distribution Date immediately preceding such date of calculation.

          Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

          Pro-Rata Percentage: For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Class Principal Balance of the Class A-6 Certificates, and the denominator of which is the Certificate Group Principal Balance of Certificate Group 1, each determined immediately prior to such Distribution Date.

          Prospectus: The base prospectus of the Seller dated March 21, 1997.

          Prospectus Supplement: The prospectus supplement dated March 21, 1997, relating to the offering of the Class A Certificates.

          Purchase Price: As to any Mortgage Loan repurchased on any date pursuant to Section 2.02, 2.04 or 3.16, an amount equal to the sum of (i) the unpaid Principal Balance thereof, (ii) the greater of (a) all unpaid accrued interest thereon to the end of the Due Period preceding the Distribution Date on which such Purchase Price is included in Available Funds and (b) 30 days' interest thereon, computed at the applicable Loan Rate; provided, however, that if at the time of repurchase the Seller is the Servicer, the amount described in clause (ii) shall be computed at the Net Loan Rate, (iii) (x) if the Servicer is not the Seller, any unreimbursed Servicing Advances with respect to such Mortgage Loan and (y) expenses reasonably incurred or to be incurred by the Servicer, the Trust or the Trustee in respect of the breach or defect giving rise to the purchase obligation and (iv) the amount of any penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses incurred by or imposed on the Trustee or the Trust or with respect to which any of them are liable arising from a breach by the Seller of its representations and warranties in Section 2.04.

          Rating Agency: Any statistical credit rating agency, or its successor, that rated the Senior Certificates at the request of the Seller at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean "A-1+" or better in the case of Standard & Poor's and "P-1" or better in the case of Moody's and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of Standard & Poor's and "Aaa" in the case of Moody's and in the case of any other Rating Agency, such equivalent rating.

          Recognition Agreement: With respect to any Cooperative Loan, an agreement between the Cooperative Corporation and the originator of such Mortgage Loan, which establishes the rights of such originator in the Cooperative Property.

          Record Date: With respect to (i) the Fixed Rate Certificates and the Class S Certificates, the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs and (ii) the Variable Rate Certificates, the Business Day immediately preceding such Distribution Date; provided, however, that if any Variable Rate Certificate becomes a Definitive Certificate, the record date for such Variable Rate Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

          Reference Bank Rate: As to any Interest Period relating to the Variable Rate Certificates as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Class Principal Balance of the Variable Rate Certificates; provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the Class Principal Balance of the Variable Rate Certificates. If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding Interest Period.

          Reference Banks: Three major banks that are engaged in the London interbank market, selected by the Seller after consultation with the Trustee.

          Regular Certificates: The Class A Certificates and the Class S Components.

          Reimbursement Amount: As of any Distribution Date, the sum of (x) (i) Insured Payments previously received by the Trustee and not previously re-paid to the Certificate Insurer pursuant to Sections 5.01(a)(i)(4), 5.01(a)(ii)(4) and 5.01(a)(vi)(4) plus (ii) interest accrued on such Insured Payment not previously repaid calculated at the Late Payment Rate from the date the Trustee received such Insured Payment and (y) (i) the amount of any Premium Amount not paid on the date due plus (ii) interest on such amount at the Late Payment Rate and (z)(i) any other amounts then owing to the Certificate Insurer under the Insurance Agreement plus (ii) interest on such amounts at the Late Payment Rate. The Certificate Insurer shall notify the Trustee and the Seller of the amount of any Reimbursement Amount.

         Related Documents:  As defined in Section 2.01.

          Released Mortgaged Property Proceeds: As to any Mortgage Loan, proceeds received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or
(b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which are not released to the Mortgagor in accordance with applicable law and mortgage servicing standards the Servicer would use in servicing mortgage loans for its own account and this Agreement.

          REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

          REMIC I: The segregated pool of assets consisting of the assets of the Trust other than the REMIC I Interests, the Initial Interest Coverage Account and the Funding Account.

          REMIC I Interest: As defined in Section 2.07.

          REMIC I Regular Interest: As defined in Section 2.07.

          REMIC II: The segregated pool of assets consisting of the REMIC I Regular Interests.

          REMIC II Interest: As defined in Section 2.07

          REMIC Certificate Maturity Date: The "latest possible maturity date" as that term is defined in Section 2.10.

          REMIC Change of Law: Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to either REMIC and the REMIC Provisions issued after the Closing Date.

          REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

          REO Property: A Mortgaged Property that is acquired by the Servicer on behalf of the Trustee in foreclosure or by deed in lieu of foreclosure.

          Residential Dwelling: A one- to four-family dwelling, a unit in a planned unit development, a unit in a condominium development, a townhouse, a unit in a Cooperative or a mobile home treated as real property under local law.

          Residual Certificates: The Class R-1 and Class R-2 Certificates collectively.

          Responsible Officer: When used with respect to the Trustee, any officer assigned to the corporate trust group (or any successor thereto), including any vice president, assistant vice president, trust officer, any assistant secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement. When used with respect to the Seller or Servicer, the President or any Vice President, Assistant Vice President or any Secretary or Assistant Secretary.

          SAIF: The Savings Association Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or, if at any time after the execution of this Agreement the Savings Association Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

          Security Agreement: With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note, which defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

          Seller: Delta Funding Corporation, a New York corporation, or any successor thereto.

          Senior Certificateholder: The Holder of a Senior Certificate.

          Senior Certificates: The Class A and Class S Certificates.

          Servicer: Delta Funding Corporation, a New York corporation, or any successor thereto or any successor hereunder.

          Servicing Advances: All reasonable and customary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, including reasonable fees paid to any independent contractor in connection therewith, (iv) compliance with the obligations under Section 3.04, 3.06 or 3.19 and (v) in connection with the liquidation of a Mortgage Loan, expenditures relating to the purchase or maintenance of the First Lien pursuant to Section 3.17, all of which reasonable and customary out-of-pocket costs and expenses are reimbursable to the Servicer to the extent provided in Sections 3.03(ii) and (vi), 3.06 and 5.01(a)(v).

          Servicing Certificate: A certificate completed and executed by a Servicing Officer on behalf of the Servicer.

          Servicing Compensation: The Servicing Fee and other amounts to which the Servicer is entitled pursuant to Section 3.08.

          Servicing Fee: As to each Distribution Date and each Mortgage Loan, the annual fee payable to the Servicer, which subject to Section 3.02 is calculated as an amount equal to the product of the Servicing Fee Rate and the Principal Balance thereof at the beginning of the related Due Period.

          Servicing Fee Rate: 0.50% per annum.

          Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee (with a copy to the Certificate Insurer) by the Servicer, as such list may be amended from time to time.

          Specified O/C Amount: (a) for any Distribution Date and Certificate Group occurring during the period commencing on the Closing Date and ending on the later of the date upon which principal in the amount of one-half the related Maximum Collateral Amount has been received by the Class A Certificateholders of such Certificate Group and the 30th Distribution Date following the Closing Day, the greater of (i) an amount equal to 3.00% of the related Maximum Collateral Amount in the case of Certificate Group 1 and 2.75% of the related Maximum Collateral Amount in the case of Certificate Group 2 and (ii) the product of the applicable Loss Factor and the excess of (A) one-half of the aggregate Principal Balances of the sum of (x) all Mortgage Loans in the related Loan Group which are 91 or more days Delinquent or for which foreclosure proceedings have commenced and (y) Mortgage Loans in the related Loan Group with respect to which the related Mortgaged Property is REO Property and which became REO Property prior to the related Mortgage Loan becoming 91 days' Delinquent over (B) the related Projected Monthly Excess Cash Flow as of such Distribution Date;

                  (b) for any Distribution Date occurring after the end of the period in clause (a) above, the greatest of (i) an amount equal to the lesser of (A) 3.00 of the related Maximum Collateral Amount in the case of Certificate Group 1 and 2.75% of the related Maximum Collateral Amount in the case of Certificate Group 2 and (B) the applicable Amortized Overcollateralized Amount Requirement, (ii) the product of the applicable Loss Factor and the excess of (A) one-half of the aggregate Principal Balances of the sum of (x) all Mortgage Loans in the related Loan Group which are 91 or more days Delinquent or for which foreclosure proceedings have commenced and (y) Mortgage Loans in the related Loan Group with respect to which the related Mortgaged Property is REO Property and which became REO Property prior to the related Mortgage Loan becoming 91 days' Delinquent over (B) the related Projected Monthly Excess Cashflow as of such date,
         (iii) an amount equal to 0.50% of the Maximum Collateral
         Amount and (iv) the sum of the three largest Principal
         Balances; and

                  (c) notwithstanding anything to the contrary set forth in clauses (a) and (b) above, on the earlier of (i) any Distribution Date on which an Event of Default has occurred and is continuing and (ii) any Distribution Date after which there has been a draw on the Certificate Insurance Policy, the Specified O/C Amount shall be the same as the Specified
         O/C Amount which existed on the last Distribution Date on which an event specified in clause (i) or (ii) as applicable had not occurred and was not continuing;

provided, however, that the Certificate Insurer may, in its sole discretion, or at the request of the Seller, modify clause (a) and/or clause (b) above for the purpose of reducing or eliminating, in whole or in part, the application of clause (a) and/or clause (b) above and the Trustee and the Rating Agencies shall be notified in writing of such modification prior to the related Distribution Date and such modification shall not result in a downgrading of the then-current ratings of the Certificates.

          Standard & Poor's: Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., or its successor in interest.

          Startup Day: The day designated as such pursuant to Section 2.08.

          Stayed Funds: As defined in Section 8.02(b).

          Strip Rate: As to each Class S Component, the respective per annum rate set forth below:


         Component                                        Strip Rate
         S-1                                                 1.17%
         S-2                                                 0.85%
         S-3                                                 0.51%%
         S-4                                                 0.31%
         S-5                                                 0.03%
         S-6                                                 0.56%

          Subsequent Mortgage Loan Schedule: As of any date of determination, the schedule that is identified as the schedule of Subsequent Mortgage Loans and is attached to the Subsequent Transfer Agreement.

          Subsequent Mortgage Loans: The Mortgage Loans identified on the Subsequent Mortgage Loan Schedule.

          Subsequent Transfer Agreement: The Subsequent Transfer Agreement entered into between the Seller and the Trustee, dated as of the Closing Date and substantially in the form attached as Exhibit D.

          Subservicer: Any Person with whom the Servicer has entered into a Subservicing Agreement and who satisfies the requirements set forth in Section 3.01(b) in respect of the qualification of a Subservicer.

          Subservicing Agreement: Any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain Mortgage Loans as provided in Section 3.01(b), a copy of which shall be delivered, along with any modifications thereto, to the Trustee and the Certificate Insurer.

          Substitution Adjustment: As to any date on which a substitution occurs pursuant to Section 2.05, the sum of (a) the excess of (i)the aggregate Principal Balances of all Defective Mortgage Loans to be replaced by Eligible Substitute Mortgage Loans (after application of principal payments received on or before the date of substitution of any Eligible Substitute Mortgage Loans as of the date of substitution) over (ii)the Principal Balance of such Eligible Substitute Mortgage Loans and (b) the greater of (x) accrued and unpaid interest on such excess through the Due Period relating to the Distribution Date for which such Substitution Adjustment will be included as part of Available Funds and (y) 30 days' interest on such excess calculated on a 360-day year in each case at the Loan Rate (or Net Loan Rate if the Seller is the Servicer) and (c) if the Servicer is not the Seller, the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Defective Mortgage Loan and
(d) the amount referred to in clause (iv) of the definition of Purchase Price in respect of such Defective Mortgage Loan.

          Tax Matters Person: As defined in Section 2.11.

          Tax Matters Person Residual Interest: A 0.000001% interest in each of the Class R-1 and Class R-2 Certificates, which shall be issued to and held by the Trustee.

          Total Expected Losses: The sum of the (i) Cumulative Net Losses from the Closing Date through and including the date of determination and (ii) the Delinquency Loss Factor.

          Trust: The trust created by this Agreement, the corpus of which consists of the Mortgage Loans, such assets as shall from time to time be deposited in the Collection Account, the Initial Interest Coverage Account, the Funding Account and the Distribution Account in accordance with this Agreement, property that secured a Mortgage Loan and that has become REO Property, the Certificate Insurance Policy, certain hazard insurance policies maintained by the Mortgagors or the Servicer in respect of the Mortgage Loans and all proceeds of each of the foregoing.

          Trustee: Bankers Trust Company of California, N.A., or any successor Trustee appointed in accordance with this Agreement that has accepted such appointment in accordance with this Agreement.

          Trustee Fee: The fee owed to the Trustee pursuant to a letter agreement between the Servicer and the Trustee.

          Trustee Fee Rate: The per annum rate at which the Trustee Fee is calculated.

          Variable Rate Certificates: The Class A-7 Certificates.

          Voting Rights: The right to vote evidenced by a Certificate as follows: The Class A Certificates, in the aggregate, shall evidence 96% of all Voting Rights and the Class S shall evidence 2%, and the Class R-1 and Class R-2 Certificates shall each evidence 1% in the aggregate, respectively, of all Voting Rights. The Voting Rights allocated to the Class A Certificates shall be allocated among the Classes thereof in proportion to their respective Class Principal Balances. Voting Rights allocated to a Class of Certificates shall be allocated among the Certificates of such Class in proportion to their respective Percentage Interests. The Certificate Insurer shall be entitled to exercise all Voting Rights of the Senior Certificates so long as no Certificate
Insurer Default has occurred and is continuing.

          Weighted Average Strip Rate: As to any Distribution Date, the average of the Strip Rates, weighted on the basis of the Notional Balances of the Class S Components immediately prior to such Distribution Date.

          Section 1.02. Interest Calculations. All calculations of interest that are made in respect of the Principal Balance of a simple interest Mortgage Loan shall be made on the basis of a 365-day year and the actual number of days elapsed. All calculations of interest that are made in respect of the Principal Balance of an actuarial Mortgage Loan shall be made on the basis of a 360-day year consisting of twelve 30-day months. The Certificate Rate for the Variable Rate Certificates shall be calculated on the basis of a 360-day year and the actual number of days elapsed. The Certificate Rate for the Fixed Rate Certificates and the Class S Certificates shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The calculation of the Servicing Fee and the Trustee Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.


                                   ARTICLE II

                      Conveyance of Initial Mortgage Loans
                        Original Issuance of Certificates
                                  Tax Treatment

          Section 2.01. Conveyance of Initial Mortgage Loans (a) The Seller, concurrently with the execution and delivery of this Agreement, does hereby transfer, assign, set over and otherwise convey to the Trust without recourse (subject to Sections 2.02 and 2.04) (i) all of its right, title and interest in and to each Initial Mortgage Loan, including the Cut-Off Date Principal Balance and all collections in respect of interest and principal received after the Cut-Off Date (other than payments in respect of accrued interest due on or before March 15, 1997); (ii) property which secured such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Initial Mortgage Loans;
(iv) such amounts as may be deposited into and held by the Trustee in the Funding Account and the Initial Interest Coverage Account, together with all investment earnings on such amounts; and (v) all proceeds of any of the foregoing. In addition, on or prior to the Closing Date, the Seller shall cause the Certificate Insurer to deliver the Certificate Insurance Policy to the Trustee.

          In connection with such transfer, assignment and conveyance the Seller shall deliver to, and deposit with, the Trustee, on or before the Closing Date, the following documents or instruments with respect to each Initial Mortgage Loan (the "Related Documents") and the related Mortgage Loan Schedule in computer readable format and the Seller, in connection with the Subsequent Transfer, shall deliver to, and deposit with, the Trustee, on or before the Closing Date, the Related Documents and the related Mortgage Loan Schedule in computer readable format with respect to each Subsequent Mortgage Loan:

              (i) The original Mortgage Note, with all prior and intervening endorsements showing a complete chain of endorsements from the originator of the Mortgage Loan to the Person so endorsing the Mortgage Loan to the Trustee, endorsed by such Person "Pay to the order of Bankers Trust Company of California, N.A., as Trustee for Delta Funding Home Equity Loan Trust 1997-1 without recourse" and signed, by facsimile or manual signature, in the name of the Seller by a Responsible Officer;

             (ii) Any of: (1) the original Mortgage and related power of attorney, if any, with evidence of recording thereon, (2) a copy of the Mortgage and related power of attorney, if any, certified as a true copy of the original Mortgage or power of attorney by a Responsible Officer of the Seller by facsimile or manual signature or by the closing attorney or by an officer of the title insurer or agent of the title insurer that issued the related title insurance policy, in each case, if the original has been transmitted for recording until such time as the original is returned by the public recording office or (3) a copy of the original recorded Mortgage and related power of attorney, if any, certified by the public recording office;

            (iii) The original Assignment of Mortgage in recordable form, from the Seller to "Bankers Trust Company of California, N.A., as Trustee for Delta Funding Home Equity Loan Trust 1997-1";

             (iv) The original lender's policy of title insurance or a true copy thereof or, if such original lender's title insurance policy has been lost, a copy thereof certified by the appropriate title insurer to be true and complete or, if such lender's title insurance policy has not been issued as of the Closing Date, a marked up commitment (binder) to issue such policy;

              (v) All intervening assignments, if any, showing a complete chain of assignments from the originator to the Seller, including any recorded warehousing assignments, with evidence of recording thereon, or a copy thereof certified by a Responsible Officer of the Seller by facsimile or manual signature, or by the closing attorney or by an officer of the title insurer or agent of the title insurer that issued the related title insurance policy, as a true copy of the original of such intervening assignments if the original has been transmitted for recording until such time as the original is returned by the public recording office or a copy of the original recorded intervening assignments certified by the public recording office;

             (vi) Originals of all assumption, written assurance, substitution and modification agreements, if any; and

             (vii) in the case of a Cooperative Loan, the originals of the following documents or instruments:

                  (a) The Cooperative Shares, together with a stock power in blank;

                  (b)  The executed Security Agreement;

                  (c)  The executed Proprietary Lease;

                  (d)  The executed Recognition Agreement;

                  (e)  The executed assignment of Recognition Agreement;

                  (f) The executed UCC-1 financing statement with evidence of recording thereon which have been filed in all places required to perfect the Seller's interest in the Cooperative Shares and the Proprietary Lease; and

                  (g) Executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

          In instances where the original recorded Mortgage is not delivered as provided above, and in instances where intervening assignments called for by clause (v) above are unavailable, the Seller will deliver or cause to be delivered the original recorded Mortgage and intervening assignments to the Trustee promptly upon receipt thereof but in no event later than one year after the Closing Date.

          The Seller hereby confirms to the Trustee that it has caused the portions of the Electronic Ledger relating to the Mortgage Loans to be clearly and unambiguously marked, and has made the appropriate entries in its general accounting records, to indicate that such Mortgage Loans have been transferred to the Trustee and constitute part of the Trust in accordance with the terms of the trust created hereunder.

          (b) The parties hereto intend that the transaction set forth herein be a sale by the Seller to the Trust of all the Seller's right, title and interest in and to the Mortgage Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Trust a security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and other property described above; and this Agreement shall constitute a security agreement under applicable law. The Seller, the Servicer and the Trustee shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

          Except as may otherwise expressly be provided herein, neither the Seller, the Servicer nor the Trustee shall (and the Servicer shall ensure that no Subservicer shall) assign, sell, dispose of or transfer any interest in the Trust or any portion thereof, or permit the Trust or any portion thereof to be subject to any lien, claim, mortgage, security interest, pledge or other encumbrance of, any other Person.

          In the event that the parties hereto have failed to transfer the entire legal ownership in and to each Mortgage Loan to the Trust, the parties hereto intend that this document operate to transfer the entire equitable ownership interest in and to each Mortgage Loan to the Trust.

          (c) Within 30 days of the Closing Date, the Seller, at its own expense, shall prepare and send for recording the Assignments of Mortgage in favor of the Trustee in the appropriate real property or other records. With respect to any Assignment of Mortgage as to which the related recording information is unavailable within 30 days following the Closing Date, such Assignment of Mortgage shall be submitted for recording within 30 days after receipt of such information but in no event later than one year after the Closing Date. The Trustee shall be required to retain a copy of each Assignment of Mortgage submitted for recording. In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Seller shall promptly prepare a substitute Assignment of Mortgage or cure such defect, as the case may be, and thereafter the Seller shall be required to submit each such Assignment of Mortgage for recording. Any failure of the Seller to comply with this Section 2.01(c) shall result in the obligation of the Seller to purchase or substitute for the related Mortgage Loans pursuant to the provisions of Section 2.02.

          (d) The Trustee shall have no responsibility for reviewing any Mortgage File except as expressly provided in Section 2.02. Without limiting the effect of the preceding sentence, in reviewing any Mortgage File pursuant to such subsection, the Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded, but shall not be required to determine whether any Person executing any document is authorized to do so or whether any signature thereon is genuine.

          Section 2.02. Acceptance by Trustee. The Trustee hereby acknowledges its receipt of the Certificate Insurance Policy and the sale and assignment of the Mortgage Loans, and, subject to the review and period for delivery provided for in Section 2.01, its receipt of the Mortgage Files, and declares that the Trustee holds and will hold such documents and all amounts received by it thereunder and hereunder in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders and the Certificate Insurer. If the Seller is given notice under this Section 2.02 that a Mortgage File is defective or incomplete and if the Seller does not correct or cure such omission or defect within the 60-day period specified in Section 2.02, the Seller shall purchase such Mortgage Loan from the Trustee (i)on the Determination Date in the month following the month in which such 60-day period expired at the Purchase Price of such Mortgage Loan or (ii)upon the expiration of such 60-day period if the omission or defect would result in the related Mortgage Loan not being a Qualified Mortgage Loan for purposes of Section 860G(a)(3) of the Code. The Purchase Price for the purchased Mortgage Loan shall be deposited in the Collection Account no later than the applicable Determination Date or the Business Day preceding the expiration of such 60-day period, as the case may be; and, upon receipt by the Trustee of written notification of such deposit signed by an officer of the Seller, the Trustee shall release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller or its designee any Mortgage Loan released pursuant hereto. It is understood and agreed that the obligation of the Seller to purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy against the Seller respecting such defect or omission available to the Certificate Insurer, the Certificateholders or the Trustee on behalf of Certificateholders. An Opinion of Counsel to the effect set forth in Section 2.05(d) shall be delivered to the Trustee and the Certificate Insurer in connection with any such repurchase.

          The Servicer, promptly following the transfer of (i) a Defective Mortgage Loan from or (ii) an Eligible Substitute Mortgage Loan to the Trust pursuant to this Section 2.02 or Section 2.05, as the case may be, shall amend the Mortgage Loan Schedule, appropriately mark the Electronic Ledger and make appropriate entries in its general account records to reflect such transfer and the addition of any Eligible Substitute Mortgage Loan, if applicable.

          No later than the 30th day following the Closing Date, the Trustee shall certify to the Seller, the Certificate Insurer and the Servicer that it has reviewed each Mortgage File and that, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the certification in the form annexed hereto as Exhibit O as not covered by such certification), (i) all documents constituting part of such Mortgage File required to be delivered to it pursuant to paragraphs (i) - (v) of Section 2.01(a) are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule which corresponds to items (ii), (iii), (v) and (vii) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. If within such 30-day period the Trustee finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in said Mortgage Loan Schedule or, if in the course of its review, the Trustee determines that such Mortgage File is otherwise defective in any material respect, the Trustee shall promptly upon the conclusion of its review notify the Seller and the Certificate Insurer, in the form of an exception report and the Seller shall have a period of 60 days after such notice within which to correct or cure any such defect.

          On the 360th day following the Closing Date, the Trustee shall deliver to the Seller, the Servicer and the Certificate Insurer an updated exception report showing the documents outstanding pursuant to Section 2.01(a) along with a final certification annexed hereto as Exhibit P from the previous certification issued in the form of Exhibit O. The Trustee shall also maintain records adequate to determine the date on which any document required to be delivered to it after such 360th day following the Closing Date must be delivered to it, and on each such date, the Trustee shall review the related Mortgage File to determine whether such document has, in fact, been delivered. After the delivery of the final certification, a form of which is attached hereto as Exhibit P, (i) the Trustee shall provide to the Servicer, the Seller and the Certificate Insurer, no less frequently than monthly, updated exception reports showing the documents outstanding pursuant to Section 2.01(a) until all such exceptions have been eliminated and (ii) the Seller shall provide to the Certificate Insurer, the Trustee and the Servicer, no less frequently than monthly, updated certifications indicating the then current status of exceptions until all such exceptions have been eliminated; provided that the delivery of the final certification shall not act as a waiver of any of the rights the Certificate Insurer and the Certificateholders may have with respect to such exceptions, and all rights are reserved with respect thereto.

          The Trustee makes no representations as to and shall not be responsible to verify (i) the validity, sufficiency, legality, due authorization, recordation or genuineness of any document or (ii) the collectibility, insurability or effectiveness of any of the Mortgage Loans.

          Section 2.03. Representations and Warranties Regarding the Seller and the Servicer. Each of the Seller and the Servicer represents and warrants as to itself that, as of the Closing Date:

              (i) Each of the Seller and the Servicer is a corporation licensed as a mortgage banker duly organized, validly existing and in good standing under the laws of the state of its incorporation and has, and had at all relevant times, full corporate power to originate the Mortgage Loans, to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

             (ii) The execution and delivery of this Agreement by the Seller and the Servicer and the performance by each of them of and compliance with the terms of this Agreement will not violate the Seller's or the Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Seller or the Servicer is a party or which may be applicable to the Seller or the Servicer or any of their respective assets;

            (iii) Each of the Seller and the Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Seller and the Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

             (iv) Neither the Seller nor the Servicer is in violation of, and the execution and delivery of this Agreement by the Seller and the Servicer and the performance by each of them and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Seller or the Servicer or any of their respective properties or materially and adversely affect the performance of any of their respective duties hereunder;

              (v) There are no actions or proceedings against, or investigations of, the Seller or the Servicer pending or, to the knowledge of the Seller or the Servicer, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or
         (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Seller or the Servicer of any of their respective obligations under, or the validity or enforceability of, this Agreement;

             (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller or the Servicer with, this Agreement, or for the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date;

            (vii) The Seller did not sell the Mortgage Loans to the Trust with any intent to hinder, delay or defraud any of its creditors; and the Seller will not be rendered insolvent as a result of the sale of the Mortgage Loans to the Trust;

           (viii) The Seller acquired title to the Mortgage Loans in good faith, without notice of any adverse claim;

             (ix) The collection practices used by the Seller and the Servicer with respect to the Mortgage Loans have been, in all material respects, legal, proper, prudent and customary in the non-conforming mortgage servicing business;

             (x) No Officer's Certificate, statement, report or other document prepared by the Seller or the Servicer and furnished or to be furnished by it pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact;

             (xi) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

             (xii) The Servicer believes that the Servicing Fee Rate provides a reasonable level of base compensation to the Servicer for servicing the Mortgage Loans on the terms set forth herein;

             (xii) The transactions contemplated by this Agreement are in the ordinary course of business of the Servicer; and

             (xiv) The Servicer has caused or hereby agrees to cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Trustee in any insurance policies applicable to the Mortgage Loans, including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee.

          The representations and warranties set forth in this Section 2.03 shall survive the sale and assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer, the Person discovering such breach shall give prompt written notice to the other parties and to the Certificate Insurer. Within 60 days of its discovery or its receipt of notice of such breach, or, with the prior written consent of a Responsible Officer of the Trustee and the Certificate Insurer, such longer period specified in such consent, the Seller or the Servicer, as the case may be, shall cure such breach in all material respects.

          Section 2.04. Representations and Warranties of the Seller Regarding the Mortgage Loans. (a) The Seller represents and warrants to the Trustee on behalf of the Certificateholders as follows as of the Closing Date:

               1. The information set forth on the Mortgage Loan Schedule relating to the Initial Mortgage Loans is complete, true and correct as of the Cut-Off Date and the information set forth on the Mortgage Loan Schedule relating to the Subsequent Mortgage Loans is complete, true and correct as of the related Cut-Off Date;

               2. The Mortgage Notes and the Mortgages have not been assigned or pledged by the Seller to any Person other than warehouse lenders, and immediately prior to the transactions herein contemplated, the Seller had good and marketable title thereto, and was the sole owner and holder of the Mortgage Loans free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature (collectively, a "Lien"), other than any such Lien released simultaneously with the sale contemplated herein, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement, and immediately upon the transfer and assignment of each Mortgage Loan as contemplated by this Agreement, the Trust will be the sole beneficial owner of, each Mortgage Loan free and clear of any lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

               3. With respect to any Mortgage Loan that is not a Cooperative Loan, each Mortgage is a valid and existing lien on the property therein described, and each Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage, except (i) liens for real estate taxes and special assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage; (iv) in the case of a Mortgaged Property that is a condominium or an individual unit in a planned unit development, liens for common charges permitted by statute and (v) in the case of a Mortgage Loan secured by a second lien on the related Mortgaged Property, the related First Lien. Any security agreement, chattel mortgage or equivalent document related to the Mortgage and delivered to the Trustee establishes in the Seller a valid and subsisting lien on the property described therein, and the Seller has full right to sell and assign the same to the Trust;

               4. The terms of each Mortgage Note and Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Trust, and which has been delivered to the Trustee. The substance of any such alteration or modification is reflected on the Mortgage Loan Schedule;

               5. No instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Trustee;

               6. Except with respect to delinquencies described in clause (12) hereof, no Mortgagor is in default in complying with the terms of its Mortgage Note or Mortgage, and the Seller has not waived any default, breach, violation or event of acceleration except that the Seller may have accepted late payments, and all taxes, governmental assessments, insurance premiums or water, sewer and municipal charges which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is more recent, to the day which precedes by one month the Due Date of the first installment of principal and interest;

               7. There is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or otherwise, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

               8. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting any Mortgaged Property which are, or may be, liens prior or equal to, or coordinate with, the lien of the Mortgage except those that are stated in the title insurance policy and for which related losses are affirmatively insured against by such policy;

               9. All of the improvements that were included for the purpose of determining the Appraised Value of each Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property except those that are stated in the title insurance policy and for which related losses are affirmatively insured against by such policy;

               10. No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

               11. All parties that have had any interest in any Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all licensing requirements of the United States and of the laws of the state wherein the Mortgaged Property is located that are applicable to such parties and (2)(A) organized under the laws of such state or (B) qualified to do business in such state or exempt from such qualification in a manner so as not to affect adversely the enforceability of such Mortgage Loan or (C) federal savings and loan associations or national banks having principal offices in such state or (D) not doing business in such state;

               12. With respect to the Initial Mortgage Loans, as of the Cut-Off Date, (i) all payments required to be made on each Initial Mortgage Loan under the terms of the related Mortgage Note have been made except for 2.56% and 0.48% of the Initial Mortgage Loans in Loan Group 1 and Loan Group 2 respectively (by Cut-Off Date Loan Group Principal Balance) are up to 60 days Delinquent and (ii) no payment required to be made on any Initial Mortgage Loan has been more than 60 days Delinquent more than once during the twelve month period immediately preceding the Cut-Off Date;

               13. Each of the documents and instruments included in a Mortgage File is duly executed and in due and proper form and each such document or instrument is in a form generally acceptable to prudent institutional mortgage lenders that regularly originate or purchase mortgage loans;

               14. The Mortgage Notes and the related Mortgages are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage, and each Mortgage Note and Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person who is a party to the Mortgage Note and the Mortgage in an individual capacity, and not in the capacity of a trustee or otherwise;

               15. Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in- lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws, applicable to the origination and servicing of the Mortgage Loans or otherwise applicable to the Mortgage Loans have been complied with, and the Seller has and shall maintain in its possession, available for the Trustee's inspection, and shall deliver to the Trustee upon demand, evidence of compliance with all such requirements;

               16. The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid;

               17. Each Mortgage Loan is covered by an ALTA mortgage title insurance policy or such other form of policy acceptable to FNMA or FHLMC, issued by and constituting the valid and binding obligation of a title insurer generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the case of a Mortgage Loan secured by a First Lien on the related Mortgaged Property and the second priority lien of the Mortgage in the case of a Mortgage Loan secured by a second lien on the related Mortgaged Property, in the original principal amount of the Mortgage Loan. The Seller is the sole named insured of such mortgage title insurance policy, the assignment to the Purchaser or the Trustee as assignee of the Purchaser of the Seller's interest in such mortgage title insurance policy does not require the consent of or notification to the insurer or the same has been obtained, and such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything that would impair the coverage of such mortgage title insurance policy;

               18. All improvements upon the Mortgaged Properties are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of this Agreement. If a Mortgaged Property was, at the time of origination of the related Mortgage Loan, in an area identified on a Flood Hazard Boundary Map or Flood Hazard Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and if the flood insurance policy referenced herein has been made available), a flood insurance policy is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage described in this Agreement. All individual insurance policies (collectively, the "hazard insurance policy") are the valid and binding obligation of the insurer and contain a standard mortgagee clause naming the Seller, its successors and assigns, as mortgagee. All premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

               19. No Mortgage Loan is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Mortgage Note or the related Mortgage, or the exercise of any right thereunder in accordance with the terms thereof, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

               20. Each Mortgage Loan was originated or purchased and reunderwritten by the Seller;

               21. Except with respect to any Balloon Loan, each Mortgage Loan is payable in equal monthly installments of principal and interest which would be sufficient, in the absence of late payments, to fully amortize such loan within the term thereof, beginning no later than 60 days after disbursement of the proceeds of the Mortgage Loan. Each Mortgage Loan in Loan Group 1 bears a fixed interest rate for the term of the Mortgage Loan. Each Balloon Loan has an original term of not less than fifteen (15) years and provides for level monthly payments based on a thirty (30) year amortization schedule and a final Monthly Payment substantially greater than the preceding Monthly Payments. Each Mortgage Loan in Loan Group 2 bears an adjustable interest rate based on the related Loan Index;

               22. Each Mortgage contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the holder thereunder;

               23. No Mortgage Loan is a construction loan;

               24. The Mortgage Notes are not and have not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause 3 above;

               25. Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (ii) otherwise by judicial or nonjudicial fore-closure. There is no homestead or other exemption available to the Mortgagor that would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

               26. With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Trustee or the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor, which fees and expenses shall constitute Servicing Advances;

               27. Each Mortgaged Property is located in the state identified in the Mortgage Loan Schedule. No residence or dwelling is a manufactured dwelling. No Mortgaged Properties are held under a ground lease;

               28. The Mortgage Loans were underwritten in accordance with the Seller's underwriting guidelines described in the Prospectus under the heading "The Seller and the Servicer-- Underwriting";

               29. There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note;

               30. No Mortgage Loan was originated under a buy-down plan;

               31. Other than as provided by this Agreement, there is no obligation on the part of the Seller or any other party to make payments in addition to those made by the Mortgagors;

               32. With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File, except those documents delivered to the Trustee, and there are no custodial agreements in effect adversely affecting the right or ability of the Seller to make the document deliveries required hereby;

               33. No Mortgage Loan was selected for inclusion under this Agreement on any basis which was intended to have a material adverse effect on the Certificateholders or the Certificate Insurer;

               34. No Mortgage Loan has a shared appreciation or other contingent interest feature;

               35. With respect to each Mortgage Loan secured by a second lien on the related Mortgaged Property:

                    (a) if the Combined Loan-to-Value Ratio is higher than 80%, either the related First Lien does not provide for a balloon payment or, if the related First Lien does provide for a balloon payment, the maturity date of the second lien is prior to the maturity date of the First Lien;

                    (b) the related First Lien does not provide for negative
               amortization;

                    (c) either no consent for the Mortgage Loan secured by a
               second lien on the related Mortgaged Property is required by the holder of the related First Lien or such consent has been obtained and is contained in the Mortgage File; and

                    (d) except with respect to no more than 10% of the Initial
               Mortgage Loans in Loan Group 1 which are Mortgage Loans secured by a second lien on the related Mortgaged Property, measured by outstanding Principal Balances as of the Cut-Off Date, the related First Lien is not held by an individual;

               36. Each Mortgage Loan conforms, and all the Mortgage Loans in the aggregate conform, in all material respects to the description thereof set forth in the Prospectus Supplement;

               37. A full appraisal on forms approved by FNMA or FHLMC was performed in connection with the origination of each Mortgage Loan. Each appraisal meets guidelines that would be generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;

               38. To the best of the Seller's knowledge, no Mortgaged Property was, as of the related Cut-Off Date, located within a one-mile radius of any site listed in the National Priorities List as defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of hazardous waste sites which are known to contain any hazardous substance or hazardous waste;

               39. None of the Mortgage Loans are subject to a bankruptcy proceeding;

               40. No more than 24.04% of the aggregate Principal Balance of all the Initial Mortgage Loans as of Cut-Off Date relates to Mortgage Loans originated or purchased under the Seller's limited documentation program for self-employed borrowers;

               41. Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

               42. Each Cooperative Loan is secured by a valid, subsisting and enforceable perfected first lien and security interest in the related Mortgaged Property, subject only to (i) the rights of the Cooperative Corporation to collect Maintenance and assessments from the Mortgagor,
          (ii) the lien of the Blanket Mortgage, if any, on the Cooperative Property and of real property taxes, water and sewer charges, rents and assessments on the Cooperative Property not yet due and payable, and (iii) other matters to which like Cooperative Units are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement or the use, enjoyment, value or marketability of the Cooperative Unit. Each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first priority lien and security interest in the Cooperative Shares and Proprietary Lease has been timely and properly made. Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to the Seller or its designee establishes in the Seller a valid and subsisting perfected first lien on and security interest in the property described therein, and the Seller has full right to sell and assign the same;

               43. Each Cooperative Corporation qualifies as a "cooperative housing corporation" as defined in Section 216 of the Code;

               44. Each Mortgage Loan in Loan Group 2 is secured by a first lien; and

               45. Each Mortgage Loan in Loan Group 2 was originated by an entity that satisfied at the time of origination the requirements of
          Section 3(a)(41) of the Securities Exchange Act of 1934, as amended.

          (b) It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee and the termination of the rights and obligations of the Servicer pursuant to Section 7.04 or 8.01. Upon discovery by the Seller, the Servicer, the Certificate Insurer or a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties, which materially and adversely affects the interests of the Trust or the Certificateholders or the Certificate Insurer in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties and the Certificate Insurer. Within 60 days of its discovery or its receipt of notice of breach, the Seller shall use all reasonable efforts to cure such breach in all material respects or shall purchase such Mortgage Loan from the Trust or substitute an Eligible Substitute Mortgage Loan as provided in
Section 2.05 for such Mortgage Loan. Any such purchase by the Seller shall be at the Purchase Price, and in each case shall be accomplished in the manner set forth in Section 2.02. It is understood and agreed that the obligation of the Seller to cure, substitute or purchase any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders. An Officer's Certificate and Opinion of Counsel to the effect set forth in Section 2.05(d) shall be delivered to the Trustee in connection with any such repurchase.

          Section 2.05. Substitution of Mortgage Loans (a) On a Determination Date within two years following the Closing Date and which is on or before the date on which the Seller would otherwise be required to repurchase a Mortgage Loan under Section 2.02 or 2.04, the Seller may deliver to the Trustee one or more Eligible Substitute Mortgage Loans in substitution for any one or more of the Defective Mortgage Loans which the Seller would otherwise be required to repurchase pursuant to Section 2.02 or 2.04.

          (b) The Seller shall notify the Servicer and the Trustee in writing not less than five Business Days before the related Determination Date which is on or before the date on which the Seller would otherwise be required to repurchase such Mortgage Loan pursuant to Section 2.02 or 2.04 of its intention to effect a substitution under this Section 2.05. On such Determination Date (the "Substitution Date"), the Seller shall deliver to the Trustee (1) the Eligible Substitute Mortgage Loans to be substituted for the Defective Mortgage Loans, (2) a list of the Defective Mortgage Loans to be substituted for by such Eligible Substitute Mortgage Loans, (3) an Officer's Certificate (A) stating that no failure by the Servicer described in Section 8.01 shall have occurred and be continuing, (B) stating that the aggregate Principal Balance of all Eligible Substitute Mortgage Loans (determined with respect to each Eligible Substitute Mortgage Loan as of the Determination Date on which it was substituted) including the principal balance of Eligible Substitute Mortgage Loans being substituted on such Determination Date does not exceed an amount equal to 5% of the Aggregate Principal Balance as of the Closing Date, (C) stating that all conditions precedent to such substitution specified in subsection (a) have been satisfied and attaching as an exhibit a supplemental Mortgage Loan schedule (the "Supplemental Mortgage Loan Schedule") setting forth the same type of information as appears on the Mortgage Loan Schedule and representing as to the accuracy thereof and (D) confirming that the representations and warranties contained in Section 2.04 are true and correct in all material respects with respect to the Substitute Mortgage Loans on and as of such Determination Date, provided that remedies for the inaccuracy of such representations are limited as set forth in Sections 2.02, 2.04 and this Section 2.05, (4) an Opinion of Counsel to the effect set forth below and (5) a certificate stating that cash in the amount of the related Substitution Adjustment, if any, has been deposited to the Collection Account. Upon receipt of the foregoing, the Trustee shall release such Defective Mortgage Loans to the Seller.

          (c) Concurrently with the satisfaction of the conditions set forth in Sections 2.05(a) and (b) above and the transfer of such Eligible Substitute Mortgage Loans to the Trustee pursuant to Section 2.05(a), Exhibit C to this Agreement shall be deemed to be amended to exclude all Mortgage Loans being replaced by such Eligible Substitute Mortgage Loans and to include the information set forth on the Supplemental Mortgage Loan Schedule with respect to such Eligible Substitute Mortgage Loans, and all references in this Agreement to Mortgage Loans shall include such Eligible Substitute Mortgage Loans and be deemed to be made on or after the related Substitution Date, as the case may be, as to such Eligible Substitute Mortgage Loans.

          (d) In connection with any Mortgage Loan that the Seller is required to purchase or replace, the Seller shall deliver to the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that such purchase or substitution will not cause (x) any federal tax to be imposed on the Trust, including, without limitation, any Federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the start-up day" under Section 860G(d)(1) of the Code or (y) any portion of the Trust to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that such opinion indicates that a repurchase or substitution will result in the imposition of a prohibited transaction tax, give rise to net taxable income or be deemed a contribution to a REMIC after its Startup Day, the Seller shall not be required to repurchase or replace any such Mortgage Loan unless and until the Servicer has determined there is an actual or imminent default with respect thereto or that such defect or breach adversely affects the enforceability of such Mortgage Loan.

          Section 2.06. Execution and Authentication of Certificates. The Trustee on behalf of the Trust shall cause to be executed, authenticated and delivered on the Closing Date to or upon the order of the Seller, in exchange for the Mortgage Loans, concurrently with the sale, assignment and conveyance to the Trustee of the Mortgage Loans, each Class of Certificates in authorized denominations or Percentage Interests, together evidencing the ownership of the entire Trust.

          Section 2.07 Designation of Interests in REMIC. (a) For Federal tax purposes, the Trust will consist of REMIC I and REMIC II. REMIC I will be evidenced by (x) uncertificated and non- transferable interests described below (the "REMIC I Regular Interests") which are hereby designated as the "regular interests" in REMIC I, and (y) the Class R-1 Certificates, which are hereby designated as the single "residual interest" in REMIC I. The REMIC I Regular Interests will have the following designations and pass-through rates, and distributions of principal and interest thereon shall be allocated to the corresponding Classes of Certificates (the "Corresponding Classes") in the following manner:

                                        Corresponding Class of
                                           Certificates(1)
                                      ---------------------------------
REMIC I                                 Allocation    Allocation
Regular      Initial     Pass-Through      of            of
Interests    Balance     Rate           Principal     Principal

1           $83,709,000     (2)            A-1          A-1(3)
2           $54,267,000     (2)            A-2          A-2(4)
3           $14,084,000     (2)            A-3          A-3(5)
4           $10,374,000     (2)            A-4          A-4(6)
5           $11,966,000     (2)            A-5          A-5(7)
6           $23,600,000     (2)            A-6          A-6(8)

__________________

(1) Except as otherwise indicated, the amount of principal and interest allocable from a REMIC I Regular Interest to its Corresponding Class of Certificates on any Distribution Date shall be 100%.

(2) The pass-through rate on REMIC I Regular Interests 1 through 6 for any Distribution Date shall equal the weighted average of the Loan Rates on the Mortgage Loans in Loan Group 1 less the sum of the Servicing Fee Rate, the Trustee Fee Rate and the Premium Percentage.

(3) Interest shall be allocated between this Class and the Class S-1 Component in proportion to the Certificate Rate applicable to this Class and the related Strip Rate.

(4) Interest shall be allocated between this Class and the Class S-2 Component in proportion to the Certificate Rate applicable to this Class and the related Strip Rate.

(5) Interest shall be allocated between this Class and the Class S-3 Component in proportion to the Certificate Rate applicable to this Class and the related Strip Rate.

(6) Interest shall be allocated between this Class and the Class S-4 Component in proportion to the Certificate Rate applicable to this Class and the related Strip Rate.

(7) Interest shall be allocated between this Class and the Class S-5 Component in proportion to the Certificate Rate applicable to this Class and the related Strip Rate.

(8) Interest shall be allocated between this Class and the Class S-6 Component in proportion to the Certificate Rate applicable to this Class and the related Strip Rate.

          (b) REMIC II will be evidenced by the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates and the Class R-2 Certificates. The foregoing listed Certificates, other than the Class R-2 Certificates, and each Class S Component are hereby designated as the "regular interests," and the Class R-2 Certificates are hereby designated as the single class of "residual interests," in REMIC II.

          Section 2.08. Designation of Startup Day of REMIC. The Closing Date is hereby designated as the "start-up day" of each REMIC within the meaning of
Section 860G(a)(9) of the Code.

          Section 2.09. REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of each REMIC is the Distribution Date in April 2029.

          Section 2.10. Tax Returns and Reports to Certificateholders. (a) For federal income tax purposes, the Trust shall have a calendar year and shall maintain its books on the accrual method of accounting.

          (b) The Trustee shall prepare, or cause to be prepared, execute and deliver to the Servicer or Certificateholders, as applicable, any income tax information returns for each taxable year with respect to the Trust containing such information at the times and in the manner as may be required by the Code or state or local tax laws, regulations or rules, and shall furnish or cause to be furnished to the Trust and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within thirty (30) days of the Closing Date, the Tax Matters Person shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code. Such federal, state or local income tax or information returns shall be signed by the Trustee or such other Person as may be required to sign such returns by the Code or state or local tax laws, regulations or rules.

          (c) In the first federal income tax return of the Trust for its short taxable year ending December 31, 1997, a REMIC election shall be made with respect to each of REMIC I and REMIC II for such taxable year and all succeeding taxable years.

          (d) The Trustee will maintain or cause to be maintained such records relating to the Trust, including, but not limited to, the income, expenses, assets and liabilities of the Trust, and the fair market value and adjusted basis of the Trust property and assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

          (e) The Servicer, upon request, shall promptly furnish the Trustee with all such information as may be required in connection with the Tax Matter Person's REMIC reporting obligations pursuant to this Agreement.

          Section 2.11. Tax Matters Person. The tax matters person with respect to each REMIC (the "Tax Matters Person") may be the Trustee. The Tax Matters Person shall at all times hold the Tax Matters Person Residual Interest and shall have the same duties with respect to the Trust as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. Each holder of a Residual Certificate shall be deemed to have agreed, by acceptance thereof, to be bound by this Section 2.11. If, at any time, the Seller appoints a Person other than the Trustee to act as Tax matters Person, the Seller's appointed Tax Matters Person shall perform its duties solely as the agent of the Seller.

          Section 2.12. REMIC Related Covenants. For as long as the Trust shall exist, the Trustee shall act in accordance herewith to assure continuing treatment of each REMIC as a REMIC and avoid the imposition of tax on the Trust. In particular:

          (a) The Trustee shall not create, or permit the creation of, any "interests" in either REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Regular Certificates and the Residual Certificates.

          (b) Except as otherwise provided in the Code, the Seller shall not grant and the Trustee shall not accept property unless (i) substantially all of the property held in the Trust constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to the Trust after the Startup Day unless such grant would not subject any REMIC to the 100% tax on contributions to a REMIC after its Startup Day imposed by Code Section 860G(d).

          (c) The Trustee shall not accept on behalf of the Trust any fee or other compensation for services (other than as otherwise provided herein) and shall not accept on behalf of the Trust any income from assets other than those permitted to be held by a REMIC.

          (d) The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Section 2.02, 2.04 or 3.16), unless such sale is pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and in accordance with Article VIII.

          (e) The Trustee shall maintain books with respect to each REMIC on a calendar year and on an accrual basis.

          (f) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Residual Certificates the Form 1066 and each Form 1066Q for the applicable REMIC and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Residual Certificates with respect to the following matters:

               (i) The original projected principal and interest cash flows on the Closing Date on each class of regular and residual interests created hereunder and on the Mortgage Loans, based on the applicable Prepayment Assumption;

               (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each class of regular and residual interests created hereunder and the Mortgage Loans, based on the applicable Prepayment Assumption;

               (iii) The Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

               (iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each class of regular or residual interests created hereunder and with respect to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

               (v) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of each REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

               (vi) The amount and timing of any non-interest expenses of each REMIC; and

               (vii) Any taxes (including penalties and interest) imposed on each REMIC, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

          In the event that any tax is imposed on "prohibited transactions" of the Trust as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of a REMIC as defined in Section 860G(c) of the Code, on any contribution to the Trust after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax (other than any minimum tax imposed by Section 23151(a) or 23153(a) of the California Revenue and Taxation Code) is imposed, such tax shall be paid by (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement,
(ii)the Servicer, if such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement or (iii) otherwise the Holders of the applicable Residual Certificates in proportion to their Percentage Interests. Notwithstanding the previous sentence, any tax imposed on the Trust by Section 23151 or Section 23153 of the California Revenue and Taxation Code shall be timely paid by the Trustee out of its own funds without right of reimbursement therefor if such taxes arise solely from the Trustee's presence in California, and otherwise by the Servicer. To the extent any tax is chargeable against the Holders of the Residual Certificates, notwithstanding anything to the contrary contained herein, the Trustee is hereby authorized to retain from amounts otherwise distributable to the Holders of the applicable Residual Certificates on any Distribution Date sufficient funds to reimburse the Trustee for the payment of such tax (to the extent that the Trustee has not been previously reimbursed or indemnified therefor).

          The Trustee shall not engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Seller , the Trustee may engage in the activities otherwise prohibited by the foregoing clauses (b), (c) and (d), provided that the Seller shall have delivered to the Trustee an Opinion of Counsel to the effect that such transaction will not result in the imposition of a contribution or prohibited transaction tax on the Trust and will not disqualify any REMIC from treatment as a REMIC; and provided that the Seller shall have demonstrated to the satisfaction of the Trustee that such action will not adversely affect the rights of the holders of the Certificates and the Trustee and that such action will not adversely impact the rating of the Senior Certificates.

          (g) Except as provided below, the Trustee shall pay out of its own funds, without any right of reimbursement, any and all tax related expenses of the Trust (including, but not limited to, tax return preparation and filing expenses and any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust that involve the Internal Revenue Service or state tax authorities), other than the expense of obtaining any Opinion of Counsel required pursuant to Sections 2.05, 3.07 and
10.02 and other than taxes except as specified herein. The Trustee shall be entitled to be reimbursed for any professional fees or expenses related to audits or any administrative or judicial proceedings that do not result from any breach of the Trustee's duties hereunder.

          Section 2.13. Subsequent Transfers. (a) Subject to the satisfaction of the conditions set forth in Section 2.01 and paragraph (b) below and pursuant to the terms of the Subsequent Transfer Agreement, in consideration of the Trustee's delivery on the Closing Date to or upon the order of the Seller of all or a portion of the purchase price therefor, the Seller shall on the Closing Date sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, all right, title and interest of the Seller in and to each Subsequent Mortgage Loan listed on the Subsequent Mortgage Loan Schedule delivered by the Seller on the Closing Date, including (i) the related Cut-Off Date Principal Balance; (ii) all collections in respect of interest and principal received after the related Cut-Off Date (other than payments in respect of accrued interest due on or before March 15, 1997); (iii) property which secured such Subsequent Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iv) its interest in any insurance policies in respect of such Subsequent Mortgage Loan; and (v) all proceeds of any of the foregoing. The transfer by the Seller of the Subsequent Mortgage Loans set forth on the Subsequent Mortgage Loan Schedule to the Trustee shall be absolute and shall be intended by the Seller and all parties hereto to be treated as a sale by the Seller to the Trust. If the assignment and transfer of the Mortgage Loans and the other property specified in this Section 2.13 from the Seller to the Trustee pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Seller intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Seller shall be deemed to have granted and does hereby grant to the Trustee as of the Closing Date a first priority security interest in the entire right, title and interest of the Seller in and to the Subsequent Mortgage Loans and all other property conveyed to the Trustee pursuant to this Section 2.13 and all proceeds thereof and (ii) this Agreement shall constitute a security agreement under applicable law. The purchase price shall be one hundred percent (100%) of the Principal Balances of the Subsequent Mortgage Loans as of the related Cut-Off Date.

          (b) The Seller shall transfer and deliver to the Trustee the Subsequent Mortgage Loans and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the Closing Date:

               (i) The Seller shall have provided the Trustee, the Rating Agencies and the Certificate Insurer with an Addition Notice, which notice shall be given not less than two Business Days prior to the Closing Date and shall designate the Subsequent Mortgage Loans to be sold to the Trust and the aggregate Principal Balance of such Mortgage Loans;

               (ii) The Seller shall have delivered to the Trustee a duly executed written assignment (including an acceptance by the Trustee) in substantially the form of Exhibit D;

               (iii) The Seller shall have deposited in the Collection Account all principal collected and interest collected to the extent accrued on or after the related Cut-Off Date (other than payments in respect of accrued interest due on or before March 15, 1997);

               (iv) As of the Closing Date, the Seller was not insolvent nor will the Seller be made insolvent by such transfer nor is the Seller aware of any pending insolvency;

               (v) Such addition will not result in a material adverse tax consequence to any REMIC or the Holders of the Certificates;

               (vi) The Seller shall have provided the Rating Agencies and the Certificate Insurer with an Opinion of Counsel relating to the sale (i.e., "True Sale Opinion") of the Subsequent Mortgage Loans to the Trustee, the enforceability of the Subsequent Transfer Agreement and to the effect that the transfer of such Subsequent Mortgage Loans will not adversely affect the status of any REMIC as a REMIC;

               (vii) Following the purchase of such Subsequent Mortgage Loan by the Trust on the Closing Date, the Loan Group 1 Mortgage Loans (including such Subsequent Mortgage Loan) as of the related Cut-Off
          Date: (a) will have a weighted average Loan Rate of at least 11.40%;
          (b) will have a weighted average remaining term to stated maturity of not less than 229 months; (c) will have a weighted average Combined Loan- to-Value Ratio of not more than 71.00% and Mortgage Loans with a Combined Loan-to-Value Ratio greater than 80% shall not comprise of more than 15%; (d) will not have more than 44% by aggregate Principal Balance Balloon Loans; (e) will have no Mortgage Loan with a principal balance in excess of $380,000; (f) will have a state concentration not in excess of 52% for any one state; (g) will have not more than 2.0% by aggregate Principal Balance Mortgage Loans concentrated in any single zip code; (h) will have not more than 15.2% by aggregate Principal Balance Mortgage Loans relating to non- owner occupied properties; (i) will not include Mortgage Loans in excess of 10.00% by aggregate Principal Balance secured by Mortgaged Properties in second lien positions; (j) will not have more than 1.20% by aggregate Principal Balance Mortgage Loans secured by Mortgaged Properties which are high rise condominiums; (k) will not have more than 4.25% by aggregate Principal Balance of Mortgage Loans secured by Mortgaged Properties which are multi-use homes; (l) will not have more than 4.25% by aggregate Principal Balance Mortgage Loans secured by Mortgaged Properties which are multi family homes; (m) will not have more than 21% and 6% by aggregate Principal Balance Mortgage Loans with a loan class of C and D, respectively; (n) will have at least 43% by aggregate Principal Balance Mortgage Loans with a loan class of A;
          (o) will not be more than 59 days delinquent; (p) will not have more than 40% by aggregate Principal Balance Mortgage Loans concentrated in the New York counties of Kings, Queens, Nassau and Suffolk; and (q) the Mortgage Loans must be a fully amortizing loan with level payments over 15 or 30 years, or a loan with a 15-year balloon maturity.

               (viii) Following the purchase of such Subsequent Mortgage Loan by the Trust on the Closing Date, the Loan Group 2 Mortgage Loans (including such Subsequent Mortgage Loan) as of the related Cut-Off
          Date: (a) will have a weighted average Loan Rate of at least 10.70%;
          (b) will have a weighted average remaining term to stated maturity of not less than 358 months; (c) will have a weighted average Combined Loan- to-Value Ratio of not more than 76% and Mortgage Loans with Combined Loan-to-Value Ratios of more than 80% shall comprise of no more than 21%; (d) will have no Mortgage Loan with a principal balance in excess of $425,000; (f) will have a New York concentration not in excess of 21.5%; (g) will have not more than 1.5% by aggregate Principal Balance Mortgage Loans concentrated in any single zip code;
          (h) will have not more than 11.00% by aggregate Principal Balance Mortgage Loans relating to non-owner occupied properties; (i) will include no Mortgage Loans secured by Mortgaged Properties in a junior lien positions; (j) will be fully amortizing Mortgage Loans with level payments over a maximum of 30 years; (k) will not have more than 2.7% by aggregate Principal Balance of Mortgage Loans secured by Mortgaged Properties which are high rise condominiums, multi-use or multi family homes; (l) will not have more than 22.10% and 2.80% by aggregate Principal Balance Mortgage Loans with a loan class of C and D, respectively; (m) will have at least 46% by aggregate Principal Balance Mortgage Loans with a loan class of A; (n) will not be more than 59 days delinquent; and (o) will not have more than 14% by aggregate Principal Balance Mortgage Loans concentrated in the New York counties of Kings, Queens, Nassau and Suffolk.

               (ix) Following the purchase of such Subsequent Mortgage Loan by the Trust on the Closing Date, such Subsequent Mortgage Loans shall be secured by a mortgage on property which, at the time of the origination of such Subsequent Mortgage Loan, has an appraised value of not more than $1,000,000; and the first payment on each such Subsequent Mortgage Loan is due no later than the last day of the Due Period in which the purchase occurs, unless there is deposited into the Collection Account an amount equal to 30 days' interest on any such Subsequent Mortgage Loans at the Loan Rate less the applicable Servicing Fee Rate, then the first payment on such Subsequent Mortgage Loan is due no later than the last day of the Due Period following the Due Period in which the purchase occurs.

          On the Closing Date, the parties to this Agreement shall, if reasonably requested by the Certificate Insurer, if the Subsequent Mortgage Loans, in the aggregate, do not comply in all material respects with the conditions specified in Section 2.13, amend the definition of "Specified O/C Amount" for the purpose of increasing the Specified O/C Amount or amend this Agreement to provide for the establishment and funding of a reserve account; provided, however, that any such amendment must comply with the provisions of
Section 11.01, including, without limitation, any requirement for Certificateholder consent set forth therein. Notice of such change or amendment shall be given to each Rating Agency.

                                   ARTICLE III

                          Administration and Servicing
                                of Mortgage Loans

          Section 3.01. The Servicer. (a) It is intended that the Trust formed hereunder shall constitute, and that the affairs of the Trust shall be conducted so as to qualify each REMIC as, a "real estate mortgage investment conduit" ("REMIC") as defined in and in accordance with the REMIC Provisions. In furtherance of such intentions, the Servicer covenants and agrees that it shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of either REMIC.

          (b) The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Servicer may enter into Subservicing Agreements for any servicing and administration of Mortgage Loans with any institution which (i) is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement and (ii)
(x) has been designated an approved Seller-Servicer by FHLMC or FNMA for first and second mortgage loans or (y) is an affiliate of the Servicer and satisfactory to the Certificate Insurer or (z) is otherwise approved by the Certificate Insurer. The Servicer shall give notice to the Certificate Insurer and the Trustee of the appointment of any Subservicer. Any such Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and either itself directly service the related Mortgage Loans or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder.

          (c) Notwithstanding any Subservicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when the Subservicer has received such payments. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

          (d) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.01(e). The Servicer shall be solely liable for all fees owed by it to any Subservicer irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

          (e) In the event the Servicer shall for any reason no longer be the Servicer (including by reason of an Event of Default), the Trustee or its designee approved by the Certificate Insurer shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, unless the Trustee or designee approved by the Certificate Insurer elects to terminate any Subservicing Agreement. Any fee payable in connection with such a termination will be payable by the outgoing Servicer. If the Trustee does not terminate the Subservicing Agreements, the Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements with regard to events that occurred prior to the date the Servicer ceased to be the Servicer hereunder. The Servicer, at its expense and without right of reimbursement therefor, shall, upon the request of the Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

          (f) Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's good faith determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders and the Certificate Insurer, provided, however, that (unless (x) the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Servicer, imminent,
(y) with respect to any modification lowering the Loan Rate or effecting the forgiveness of any amount owed under the Mortgage Note, or extending the final maturity date on such Mortgage Loan, the Certificate Insurer has consented to such modification and (z) such waiver, modification, postponement or indulgence would not cause any REMIC to be disqualified or otherwise cause a tax to be imposed on either REMIC) the Servicer may not permit any modification with respect to any Mortgage Loan that would change the Loan Rate, defer or forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan) or extend the final maturity date on the Mortgage Loan. No costs incurred by the Servicer or any Subservicer in respect of Servicing Advances shall, for the purposes of distributions to Certificateholders, be added to the amount owing under the related Mortgage Loan. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of the Trustee and each Certificateholder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

          Notwithstanding anything to the contrary contained herein, the Servicer, in servicing and administering the Mortgage Loans, shall employ or cause to be employed procedures (including collection, foreclosure and REO Property management procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans similar to the Mortgage Loans and giving due consideration to the Certificate Insurer's and the Certificateholders' reliance on the Servicer.

          (g) On and after such time as the Trustee receives the resignation of, or notice of the removal of, the Servicer from its rights and obligations under this Agreement, and with respect to resignation pursuant to Section 7.04, after receipt by the Trustee and the Certificate Insurer of the Opinion of Counsel required pursuant to Section 7.04, the Trustee or its designee approved by the Certificate Insurer shall assume all of the rights and obligations of the Servicer, subject to Section 8.02. The Servicer shall, upon request of the Trustee but at the expense of the Servicer, deliver to the Trustee all documents and records relating to the Mortgage Loans and an accounting of amounts collected and held by the Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party.

          (h) The Servicer shall deliver a list of Servicing Officers to the Trustee and the Certificate Insurer on or before the Closing Date.

          (i) Consistent with the terms of this Agreement, the Servicer may consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property; provided that such senior lien secures a mortgage loan that refinances a First Lien and the combined loan-to-value ratio of the related Mortgage Loan immediately following the refinancing (based on the outstanding principal balance of the Mortgage Loan and the original principal balance of such refinanced mortgage loan) is not greater than the Combined Loan-to-Value Ratio of such Mortgage Loan as of the related Cut-Off Date.

          Section 3.02. Collection of Certain Mortgage Loan Payments. (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the foregoing, and without limiting the generality of the foregoing, the Servicer may in its discretion (i) waive any prepayment penalty or late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) arrange with a Mortgagor a schedule for the payment of interest due and unpaid; provided that such arrangement is consistent with the Servicer's policies with respect to the mortgage loans it owns or services; provided, further, that notwithstanding such arrangement such Mortgage Loans will be included in the monthly information delivered by the Servicer to the Trustee pursuant to Section 5.03.

          (b) The Servicer shall establish and maintain a separate trust account (the "Collection Account") titled "Bankers Trust Company of California, N.A., as Trustee, in trust for the registered holders of Delta Funding Home Equity Loan Asset Backed Certificates, Series 1997-1." The Collection Account shall be an Eligible Account. The Servicer shall on the Closing Date deposit any amounts representing payments on and any collections in respect of the Mortgage Loans received after the related Cut-Off Date and prior to the Closing Date, and thereafter shall use its best efforts to deposit within one Business Day, and shall in any event deposit within two Business Days, following receipt thereof the following payments and collections received or made by it (without duplication):

               (i) all payments received after the related Cut-Off Date on account of principal on the Mortgage Loans and all Principal Prepayments and Curtailments collected after the related Cut-Off Date;

               (ii) all payments received after the related Cut-Off Date on account of interest on the Mortgage Loans (exclusive of payments in respect of interest on the Mortgage Loans which have accrued and were due on or prior to March 15, 1997);

               (iii) all Net Liquidation Proceeds net of Foreclosure Profits;

               (iv) all Insurance Proceeds other than any portion thereof constituting Net Liquidation Proceeds;

               (v) all Released Mortgaged Property Proceeds;

               (vi) any amounts payable in connection with the repurchase of any Mortgage Loan and the amount of any Substitution Adjustment pursuant to Sections 2.02, 2.04, 2.06 and 3.16; and

               (vii) any amount required to be deposited in the Collection Account pursuant to Sections 3.05, 3.06, 3.07, 5.02 or 5.05;

provided, however, that, with respect to each Due Period, the Servicer shall be permitted to retain (x) from payments in respect of interest on a Mortgage Loan, the Servicing Fee for such Mortgage Loan and (y) from payments from Mortgagors, Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds, any unreimbursed Servicing Advances and Monthly Advances related thereto. The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Collection Account amounts representing Servicing Compensation or amounts received by the Servicer for the accounts of Mortgagors for application toward the payment of taxes, insurance premiums, assessments and similar items.

          The Servicer may cause the institution maintaining the Collection Account to invest any funds in the Collection Account in Eligible Investments (including obligations of the Servicer or any of its Affiliates, if such obligations otherwise qualify as Eligible Investments) pursuant to Section 5.05.

          Section 3.03. Withdrawals from the Collection Account. The Servicer shall withdraw or cause to be withdrawn funds from the Collection Account for the following purposes:

               (i) before 11:00 a.m. (New York city time) on the second Business Day preceding each Distribution Date, to withdraw the portion of Available Funds then in the Collection Account and remit such funds to the Trustee for deposit to the Distribution Account;

               (ii) to reimburse the Servicer for any accrued unpaid Servicing Compensation which the Servicer would not have been required to deposit in the Collection Account and for unreimbursed Monthly Advances and Servicing Advances. The Servicer's right to reimbursement for unpaid Servicing Fees and unreimbursed Servicing Advances shall be limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such reimbursed amounts are owed. The Servicer's right to reimbursement for unreimbursed Monthly Advances shall be limited to late collections of interest on any Mortgage Loan and to Liquidation Proceeds, Released Mortgaged Property Proceeds and Insurance Proceeds on related Mortgage Loans;

               (iii) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

               (iv) to withdraw any funds deposited in the Collection Account that were not required to be deposited therein (such as Servicing Compensation) or were deposited therein in error and to pay such funds to the appropriate Person;

               (v) to withdraw funds necessary for the conservation and disposition of REO Property pursuant to Section 3.06 to the extent not advanced by the Servicer;

               (vi) to reimburse the Servicer for Nonrecoverable Advances that are not, with respect to aggregate Servicing Advances on any single Mortgage Loan or REO Property, in excess of the Principal Balance thereof;

               (vii) to pay to the Seller collections received in respect of accrued interest on the Mortgage Loans due on or before March 15, 1997;

               (viii) to pay to the Servicer, the Trustee or remit to the Depositor the portion of any Purchase Price in respect of clause (iv) of the definition thereof or of any Substitution Adjustment in respect of clause (b) of the definition thereof to the extent paid in respect of amounts incurred by or imposed on the Servicer or the Trustee, as the case may be; and

               (ix) to clear and terminate the Collection Account upon the termination of this Agreement and to pay any amounts remaining therein to the applicable Class R Certificate holders.

          Section 3.04. Maintenance of Hazard Insurance; Property Protection Expenses. The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance naming the Servicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan from time to time, (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. The Servicer shall also maintain on property acquired upon foreclosure or by deed in lieu of foreclosure hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property, (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis at the time of such foreclosure, fire and or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Servicer of related Servicing Advances to be incurred in connection therewith. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account to the extent called for by Section
3.02. In cases in which any Mortgaged Property is located in a federally designated flood area, the hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance to the extent such flood insurance is available and the Servicer has determined such insurance to be necessary in accordance with accepted mortgage loan servicing standards for mortgage loans similar to the Mortgage Loans. All such flood insurance shall be in amounts equal to the least of (A) the amount in clause (i) above, (B) the amount in clause (ii) above and (C) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

          Section 3.05. Maintenance of Mortgage Impairment Insurance Policy. In the event that the Servicer shall obtain and maintain a blanket policy with an insurer either (A) having a General Policy rating of A:VIII or better in Best's Key Rating Guide or (B) approved by the Certificate Insurer, such approval not to be unreasonable withheld, insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of Section 3.04, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under Section 3.04, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.04, and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account the difference, if any, between the amount that would have been payable under a policy complying with Section 3.04 and the amount paid under such blanket policy. Upon the request of the Certificate Insurer or the Trustee, the Servicer shall cause to be delivered to the Certificate Insurer or the Trustee, as the case may be, a certified true copy of such policy. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee, the Certificate Insurer and Certificateholders, claims under any such policy in a timely fashion in accordance with the terms of such policy.

          Section 3.06. Management and Realization Upon Defaulted Mortgage Loans. The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Certificate Insurer and the Certificateholders.

          The Servicer shall cause to be deposited, no later than two Business Days after the receipt thereof, in the Collection Account, all revenues received with respect to the related REO Property and shall retain, or cause the Trustee to withdraw therefrom, funds necessary for the proper operation, management and maintenance of the REO Property and the fees of any managing agent acting on behalf of the Servicer.

          The disposition of REO Property shall be carried out by the Servicer for cash at such price, and upon such terms and conditions, as the Servicer deems to be in the best interest of the Certificateholders and, as soon as practicable thereafter, the expenses of such sale shall be paid. The cash proceeds of sale of the REO Property shall be promptly deposited in the Collection Account, net of Foreclosure Profits and of any related unreimbursed Servicing Advances, accrued and unpaid Servicing Fees and unreimbursed Monthly Advances payable to the Servicer in accordance with Section 3.03, for distribution to the Certificateholders in accordance with Section 5.01.

          The Servicer shall foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default either when no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02 subject to the provisions contained in the last paragraph of this Section 3.06.

          In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders and the Certificate Insurer.

          In the event any Mortgaged Property is acquired as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall (i) dispose of such Mortgaged Property within two years after its acquisition or (ii) prior to the expiration of any extension to such two-year grace period which is requested on behalf of the Trust by the Servicer (at the expense of the Trust) more than 60 days prior to the end of such two-year grace period and granted by the Internal Revenue Service, unless the Servicer shall have received an Opinion of Counsel to the effect that the holding of such Mortgaged Property subsequent to two years after its acquisition will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause any REMIC to fail to qualify as a REMIC at any time that any Class A Certificates are outstanding. Notwithstanding any other provision of this Agreement, (i) no Mortgaged Property acquired by the Servicer pursuant to this Section 3.06 shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust and (ii) no construction shall take place on such Mortgaged Property in such a manner or pursuant to any terms, in either case, that would cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust of any "net income from foreclosure property" which is subject to taxation within the meaning of Sections 860G(c) and 857(b)(4)(B) of the Code. If a period greater than two years is permitted under this Agreement and is necessary to sell any REO Property, the Servicer shall give appropriate notice to the Trustee and the Certificate Insurer and shall report monthly to the Trustee as to the progress being made in selling such REO Property.

          If the Servicer has actual knowledge that a Mortgaged Property which the Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Servicer, the Servicer will notify the Certificate Insurer prior to acquiring the Mortgaged Property and shall not take any action without prior written approval to the Certificate Insurer. Nothing in this Section 3.06 shall affect the Servicer's right to deem certain advances proposed to be made Nonrecoverable Advances. For the purpose of this Section 3.06, actual knowledge of the Servicer means actual knowledge of a Responsible Officer of the Servicer involved in the servicing of the relevant Mortgage Loan. Actual knowledge of the Servicer does not include knowledge imputable by virtue of the availability of or accessibility to information relating to environmental or hazardous waste sites or the locations thereof.

          Section 3.07. Trustee to Cooperate. Upon any Principal Prepayment, the Servicer is authorized to execute, pursuant to the authorization contained in
Section 3.01(f), if the related Assignment of Mortgage has been recorded as required hereunder, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that no expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Collection Account. If the Trustee is holding the Mortgage Files, from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a Request for Release, in the form annexed hereto as Exhibit I, signed by a Servicing Officer, release the related Mortgage File to the Servicer, and the Trustee shall execute such documents, in the forms provided by the Servicer, as shall be necessary for the prosecution of any such proceedings or the taking of other servicing actions. Such Request for Release shall obligate the Servicer to return the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Request for Release shall be released by the Trustee to the Servicer.

          In order to facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default following recordation of the related Assignment of Mortgage in accordance with the provisions hereof, the Trustee shall, if so requested in writing by the Servicer, execute an appropriate assignment in the form provided to the Trustee by the Servicer to assign such Mortgage Loan for the purpose of collection to the Servicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only) and, upon such assignment, such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan and deposit or credit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto in the Collection Account. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured then the assignee for collection shall promptly reassign such Mortgage Loan to the Trustee and return it to the place where the related Mortgage File was being maintained.

          Section 3.08. Servicing Compensation; Payment of Certain Expenses by Servicer. Subject to Section 5.02, the Servicer shall be entitled to retain the Servicing Fee in accordance with Section 3.02 as compensation for its services in connection with servicing the Mortgage Loans. Moreover, additional servicing compensation in the form of prepayment penalties or late payment charges or other receipts not required to be deposited in the Collection Account, including, without limitation, Foreclosure Profits and, subject to Section 5.05, investment income on the Accounts (other than the Initial Interest Coverage Account) shall be retained by the Servicer. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Trust or the Certificateholders) and shall not be entitled to reimbursement therefor except as specifically provided herein.

          Section 3.09. Annual Statement as to Compliance. (a) The Servicer will deliver to the Trustee, the Certificate Insurer and the Rating Agencies, on or before the last Business Day of the fifth month following the end of the Servicer's fiscal year (December 31), beginning in 1998, an Officer's Certificate stating that (i) a review of the activities of the Servicer during the preceding fiscal year and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its material obligations under this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Servicer shall promptly notify the Certificate Insurer, , the Trustee, S&P and Moody's upon any change in the basis on which its fiscal year is determined.

          (b) The Servicer shall deliver to the Trustee, the Certificate Insurer and each of the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which, with the giving of notice or the lapse of time or both, would become an Event of Default.

          Section 3.10. Annual Servicing. Not later than the last Business Day of the fifth month following the end of the Servicer's fiscal year (December
31), beginning in 1998, the Servicer, at its expense, shall cause a firm of independent public accountants reasonably acceptable to the Trustee and the Certificate Insurer to furnish a letter or letters to the Certificate Insurer, the Trustee, S&P and Moody's to the effect that such firm has, with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

          Section 3.11. Access to Certain Documentation and Information Regarding the Mortgage Loans. The Servicer shall provide to the Trustee, the Certificate Insurer, Certificateholders which are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of the Office of Thrift Supervision access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision and the FDIC (acting as operator of the SAIF or the BIF), such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 3.11 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section 3.11 as a result of such obligation shall not constitute a breach of this Section 3.11.

          Section 3.12. Maintenance of Certain Servicing Insurance Policies. The Servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA for persons performing servicing for mortgage loans purchased by FNMA.

          Section 3.13. Reports to the Securities and Exchange Commission. The Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Upon the request of the Trustee, each of the Seller and the Servicer shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section 3.13.

          Section 3.14. Reports of Foreclosures and Abandonments of Mortgaged Properties, Returns Relating to Mortgage Interest Received from Individuals and Returns Relating to Cancellation of Indebtedness. The Servicer shall make reports of foreclosures and abandonments of any Mortgaged Property for each year beginning in 1996. The Servicer shall file reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Trustee acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J, 6050H and 6050P of the Code.

          Section 3.15. Advances by the Servicer. (a) Not later than 12:00 noon California time on the Determination Date, the Servicer shall remit to the Trustee for deposit in the Distribution Account an amount to be distributed on the related Distribution Date pursuant to Section 5.01, equal to the interest accrued on each Mortgage Loan through the related Due Date, but not received as of the close of business on the last day of the related Due Period (net of the Servicing Fee); such amount being defined herein as the "Monthly Advance." With respect to any Balloon Loan that is delinquent on its maturity date, the Servicer will continue to make Monthly Advances with respect to such Balloon Loan in an amount equal to one month's interest on the unpaid principal balance at the applicable Loan Rate (net of the Servicing Fee) according to the original amortization schedule for such Mortgage Loan. The obligation to make Monthly Advances with respect to each Mortgage Loan shall continue until such Mortgage Loan becomes a Liquidated Mortgage Loan.

          (b) Notwithstanding anything herein to the contrary, no Servicing Advance or Monthly Advance shall be required to be made hereunder if the Servicer determines that such Servicing Advance or Monthly Advance would, if made, constitute a Nonrecoverable Advance.

          Section 3.16. Optional Purchase of Defaulted Mortgage Loans. The Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Trustee and the Certificate Insurer) to purchase for its own account from the Trust any Mortgage Loan which is 90 days or more Delinquent in the manner and at the price specified in Section 2.02. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account and the Trustee, upon receipt of such deposit, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee, the Certificate Insurer or the Certificateholders with respect thereto.

          Notwithstanding the foregoing, unless the Certificate Insurer consents, the Servicer may only exercise its option pursuant to this Section
3.16 with respect to the Mortgage Loan or Mortgage Loans that have been delinquent for the longest period at the time of such repurchase. Any request by the Servicer to the Certificate Insurer for consent to repurchase Mortgage Loans that are not the most delinquent shall be accompanied by a description of the Mortgage Loans that have been delinquent longer than the Mortgage Loan or Mortgage Loans which the Servicer proposes to repurchase. If the Certificate Insurer fails to respond to such request within 10 Business Days after receipt thereof, the Servicer may repurchase the Mortgage Loan or Mortgage Loans proposed to be repurchased without the consent of, or any further action by, the Certificate Insurer.

          Section 3.17. Superior Liens. The Servicer shall file (or cause to be filed) a request for notice of any action by a superior lienholder under a First Lien for the protection of the Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption.

          If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the First Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take, on behalf of the Trust, whatever actions are necessary to protect the interests of the Certificateholders and the Certificate Insurer, and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions in accordance with the terms of this Agreement. The Servicer shall immediately notify the Trustee and the Certificate Insurer of any such action or circumstances. The Servicer shall advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the Certificate Insurer and the Certificateholders in accordance with the servicing standards in Section 3.01. The Servicer shall not make such an advance except to the extent that it determines in its reasonable good faith judgment that the advance would be recoverable from Liquidation Proceeds on the related Mortgage Loan and in no event in an amount that is greater than the Principal Balance of the related Mortgage Loan, except with the consent of the Certificate Insurer, which consent shall not be unreasonably withheld. The Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

          Section 3.18. Assumption Agreements. When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its right to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event, the Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person shall become liable under the Mortgage Note and, unless prohibited by applicable law, the Mortgagor shall remain liable thereon. The Servicer, in accordance with accepted mortgage loan servicing standards for mortgage loans similar to the Mortgage Loans, is also authorized to enter into a substitution of liability whereby such person is substituted as mortgagor and becomes liable under the Mortgage Note. The Servicer shall notify the Trustee and the Certificate Insurer that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement and a duplicate thereof to the Certificate Insurer, which original shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any assumption or substitution agreement entered into pursuant to this Section 3.18, the Servicer shall not change the Loan Rate or the Monthly Payment, defer or forgive the payment of principal or interest, reduce the outstanding principal amount or extend the final maturity date on such Mortgage Loan.

          Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

          Section 3.19. Payment of Taxes, Insurance and Other Charges. With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting fire and hazard insurance coverage.

          With respect to each Mortgage Loan as to which the Servicer maintains escrow accounts, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage guaranty insurance premiums, if any, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in any escrow account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for escrow payments, the Servicer shall, if it has received notice of a default or deficiency, monitor such payments to determine if they are made by the Mortgagor.

                                   ARTICLE IV

                        Certificate Insurance Policy and
                        Initial Interest Coverage Account

          Section 4.01. Certificate Insurance Policy. As soon as possible, and in no event later than 3:00 p.m., New York time, on the third Business Day immediately preceding each Distribution Date, the Trustee shall determine the amount of Available Funds for such Distribution Date minus the amount of any Premium Amount and any Trustee Fee to be paid on such Distribution Date.

          If for any Distribution Date a Deficiency Amount exists, the Trustee shall complete a notice in the form set forth as Exhibit A to the Certificate Insurance Policy (the "Notice") and shall submit such Notice to the Fiscal Agent no later than 12:00 noon, New York time, on the second Business Day preceding such Distribution Date. The Notice shall constitute a claim for an Insured Payment pursuant to the Certificate Insurance Policy for an amount equal to such excess. Upon receipt of the Insured Payment, at or prior to the latest time payments of the Insured Payment are to be made by the Certificate Insurer pursuant to the Certificate Insurance Policy, on behalf of the Senior Certificateholders, the Trustee shall deposit such Insured Payments in the Distribution Account and shall distribute such Insured Payments only in accordance with respect to the Group 1 Certificates, Sections 5.01(a)(i)(2) and
(3) and, with respect to the Group 2 Certificates, 5.01(a)(ii)(2) and (3).

          The Trustee shall receive, as attorney-in-fact of each Holder of a Senior Certificate, any Insured Payment from the Certificate Insurer and disburse the same to each Holder of a Senior Certificate in accordance with the provisions of Article V. Insured Payments disbursed by the Trustee from proceeds of the Certificate Insurance Policy shall not be considered payment by the Trust nor shall such payments discharge the obligation of the Trust with respect to such Senior Certificate, and the Certificate Insurer shall become the owner of such unpaid amounts due from the Trust in respect of such Insured Payments as the deemed assignee of such Holder and shall be entitled to receive the Reimbursement Amount pursuant to Sections 5.01(a)(i)(4), 5.01(a)(ii)(4) and 5.01(a)(vi)(4). The Trustee hereby agrees on behalf of each Holder of a Senior Certificate for the benefit of the Certificate Insurer that it and they recognize that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Senior Certificateholders, the Certificate Insurer will be entitled to receive the Reimbursement Amount pursuant to Sections 5.01(a)(i)(4), 5.01(a)(ii)(4) and 5.01(a)(vi)(4).

          It is understood and agreed that the intention of the parties is that the Certificate Insurer shall not be entitled to reimbursement on any Distribution Date for amounts previously paid by it unless on such Distribution Date the Senior Certificateholders shall also have received the full amount of the Insured Payment for such Distribution Date.

          Section 4.02. Initial Interest Coverage Account and Funding Account.
(a) The Trustee has heretofore established or caused to be established and shall hereafter maintain or cause to be maintained a separate account denominated a Initial Interest Coverage Account, which is and shall continue to be an Eligible Account in the name of the Trustee and shall be designated "Bankers Trust Company of California, N.A., as Trustee of the Delta Funding Home Equity Loan Trust Series 1997-1 Initial Interest Coverage Account". The Initial Interest Coverage Account shall be treated as an "outside reserve fund" under applicable Treasury regulations and will not be part of any REMIC. Any investment earnings on the Initial Interest Coverage Account will be treated as owned by the Seller and will be taxable to the Seller. The amount on deposit in the Initial Interest Coverage Account shall be invested in Eligible Investments in accordance with the provisions of Section 5.05.

          The Trustee has heretofore established or caused to be established and shall hereafter maintain or cause to be maintained a separate account denominated a Funding Account, which is and shall continue to be an Eligible Account in the name of the Trustee and shall be designated "Bankers Trust Company of California, N.A., as Trustee of the Delta Funding Home Equity Loan Trust Series 1997-1 Funding Account". The Funding Account shall be treated as an "outside reserve fund" under applicable Treasury regulations and will not be part of any REMIC. Any investment earnings on the Funding Account will be deposited into the Initial Interest Coverage Account on the first Distribution Date and treated as owned by the Seller and will be taxable to the Seller. The amount on deposit in the Funding Account shall be invested in Eligible Investments in accordance with the provisions of Section 5.05.

          (b) On the Closing Date, the Seller will cause to be deposited in the Initial Interest Coverage Account the amount of $0 from the sale of the Class A Certificates. On the Closing Date, the Seller will cause to be deposited in the Funding Account the amount of $1,910.85 and $985.62 from the sale of the Class A Certificates, in respect of Certificate Group 1 and Certificate Group 2, respectively.

          (c) On the Business Day prior to the initial Distribution Date, the Trustee shall transfer from the Initial Interest Coverage Account to the Distribution Account the Capitalized Interest Requirement, if any, for such Distribution Date. On the Business Day prior to the initial Distribution Date, the Trustee shall transfer from the Funding Account to the Distribution Account the amounts on deposit therein (exclusive of if any, reinvestment earnings thereon) for such Distribution Date.

          (d) The Initial Interest Coverage Account and Funding Account shall be closed on the initial Distribution Date after the transfer referred to in clause
(c) above. All amounts, if any, remaining in the Initial Interest Coverage Account and Funding Account on such day after the transfer referred to in clause
(c) above shall be paid to the Seller.

          Section 4.03. Claims Upon the Certificate Insurance Policy (a) The Trustee shall comply with the provisions of the Certificate Insurance Policy with respect to claims upon the Certificate Insurance Policy.

          (b) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Senior Certificate from moneys received under the Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior written notice to the Trustee.

          (c) The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under the Bankruptcy Code (a "Preference Claim") of any distribution made with respect to the Senior Certificates. Each Certificateholder of Senior Certificates, by its purchase of Senior Certificates, the Servicer and the Trustee hereby agree that the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal.

                                    ARTICLE V

                           Payments and Statements to
                Certificateholders; Rights of Certificateholders

          Section 5.01. Distributions. (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account the Amount Available and make distributions thereof as described below:

               (i) With respect to the Group 1 Certificates, the Available Funds with respect to the Group 1 Certificates in the following order of priority:

                    (1) to the Trustee, the Trustee Fee for Loan Group 1 for
               such Distribution Date and to the Certificate Insurer, the Premium Amount for the Group 1 Certificates for such Distribution Date;

                    (2) concurrently to the Holders of the Class S, Class A-1,
               Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, an amount equal to the respective Class Interest Distribution for such Distribution Date;

                    (3) (A) to the Holders of the Class A-6 Certificates, the
               product of (x) the applicable Priority Percentage and (y) the Pro-Rata Percentage of the related Class A Principal Distribution until the Class Principal Balance of such Class is reduced to zero; and (B) sequentially, to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, in that order, until the related Class Principal Balance of each such Class is reduced to zero, the remaining related Class A Principal Distribution; and

                    (4) to the Certificate Insurer, the amount owing to the
               Certificate Insurer under the Insurance Agreement for reimbursement for draws made on the Policy in respect of the Group 1 Certificates.

               (ii) With respect to the Group 2 Certificates, the Available Funds with respect to the Group 2 Certificates in the following order of priority:

                    (1) to the Trustee, the Trustee Fee for Loan Group 2 for
               such Distribution Date and to the Certificate Insurer, the Premium Amount for the Group 2 Certificates for such Distribution Date;

                    (2) to the Holders of the Class A-7 Certificates, the Class
               Interest Distribution for such Distribution Date;

                    (3) to the Holders of the Class A-7 Certificates, the
               related Class A Principal Distribution, until the Class Principal Balance thereof is reduced to zero; and

                    (4) to the Certificate Insurer, the amount owing to the
               Certificate Insurer under the Insurance Agreement for reimbursement for draws made on the Policy in respect of the Group 2 Certificates;

               (iii) To the extent Available Funds for a Certificate Group are insufficient to make the distributions specified above pursuant to
          (1)-(4) of the applicable subclause, Available Funds for the other Certificate Group, if any, remaining after making the distributions required to be made pursuant to (1)-(4) of the applicable subclause for such other Certificate Group shall be distributed to the extent of such insufficiency in accordance with the priorities for distribution set forth above for the Certificate Group experiencing such insufficiency.

               (iv) To the extent of the related Available Funds remaining, the related Distributable Excess Spread for such Distribution Date (A) to the Holders of the Class A-6 Certificates, the product of (x) the applicable Priority Percentage and (y) the Pro-Rata Percentage of such related Distributable Excess Spread, until the Class Principal Balance of such Class is reduced to zero; and (B) sequentially, to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, in that order, until the related Class Principal Balance of each such Class is reduced to zero;

               (v) To the Holders of the Class A-7 Certificates, to the extent of the related Available Funds remaining, the related Distributable Excess Spread for such Distribution Date, until the Class Principal Balance thereof is reduced to zero.

               (vi) After making the distributions referred to in clauses (i) through (v) above, the Trustee shall make distributions in the following order of priority, to the extent of the balance of the Amount Available:

                    (1) (a) the excess of the related Distributable Excess
               Spread for such Distribution Date over the amount distributed to the Group 1 Certificateholders pursuant to subsection (iv) above
               (a) (I) to the Holders of the Class A-6 Certificates the product of (x) the applicable Priority Percentage and (y) the Pro- Rata Percentage of such excess, until the Class Principal Balance of such Class is reduced to zero; and (II) sequentially, to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A- 6 Certificates, in that order, until the related Class Principal Balance of each such Class is reduced to zero, and (b) to the Class A-7 Certificateholders, until the Class Principal Balance thereof is reduced to zero, the excess of the related Distributable Excess Spread for such Distribution Date over the amount distributed to the Class A-7 Certificateholders pursuant to subsection (v) above;

                    (2) to the Servicer, the amount of any accrued
                  and unpaid Servicing Fee;

                    (3) to the Servicer, the amount of Nonrecoverable Advances not previously reimbursed and any amounts reimbursable to the Servicer pursuant to Section 7.03 hereof;

                    (4) to the Certificate Insurer, any Reimbursement Amount;

                    (5) to the Holders of the Class A-7 Certificates, any Class
               A-7 Basis Risk Carryover Amount but only from and to the extent of Excess Spread from Certificate Group 2; and

                    (6) to the Class R Certificateholders, the balance, if any.

          On any Distribution Date as to which a Certificate Insurer Default has occurred and is continuing the amount to be distributed on the Group 1 Certificates pursuant to clauses (a)(i)(3), (a)(iv) and (a)(vi)(1) above shall be distributed pro rata on each such Class of Group 1 Certificates based on the Class Principal Balance of each such Class immediately prior to such Distribution Date.

          (b) Distribution of Insured Payments. With respect to any Distribution Date, in the event of an Insured Payment, the Trustee shall make such payments from the amount drawn under the Certificate Insurance Policy for such Distribution Date pursuant to Section 4.01. Any Insured Payment not required to make distributions pursuant to clauses (i)(2), (i)(3), (ii)(2) and (ii)(3), of
Section 5.01(a) shall be returned to the Certificate Insurer.

          (c) Method of Distribution. The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of Class A Certificateholders, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or, upon written request by a Class A Certificateholder delivered to the Trustee at least five Business Days prior to such Record Date, by wire transfer (but only if such Class A Certificateholder is the Depository or such Class A Certificateholder owns of record one or more Class A Certificates aggregating at least $1,000,000 Original Class Certificate Principal Balance), and, in the case of Holders of Class S or Residual Certificates, by wire transfer. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

          (d) Distributions on Book-Entry Certificates. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Paying Agent, the Certificate Registrar, the Depositor, the Servicer or the Seller shall have any responsibility therefor except as otherwise provided by applicable law.

          (e) Distributions from REMIC I and REMIC II. On each Distribution Date, the funds available for distribution shall be applied to distributions on the REMIC I Regular Interests in an amount sufficient to make the distributions on the respective Corresponding Classes of Certificates on such Distribution Date in accordance with the provisions of Section 2.07.

          Section 5.02. Compensating Interest. Not later than the Determination Date, the Servicer shall remit to the Trustee for deposit to the Collection Account an amount equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from Principal Prepayments during the related Due Period and (B)its aggregate Servicing Fees received in the related Due Period. The Servicer shall not have the right to reimbursement for any amounts deposited to the Collection Account pursuant to this Section 5.02.

          Section 5.03. Statements. (a) Not later than 12:00 noon, California time, on the fifth Business Day prior to each Distribution Date, the Servicer shall deliver to the Trustee by electronic modem a computer file containing the information called for by clauses (i) through (xxi) below as of the end of the preceding Due Period and such other information as the Trustee shall reasonably require. Not later than 12:00 noon, California time, on each Determination Date, the Trustee shall deliver to the Servicer, the Depositor and to the Certificate Insurer, by telecopy, with a hard copy thereof to be delivered on the succeeding Distribution Date, a confirmation of the items in clause (i) below. Not later than one Business Day prior to each Distribution Date the Trustee shall deliver a statement (the "Trustee's Remittance Report") containing the information set forth below with respect to such Distribution Date, which information shall be based upon the information furnished by the Servicer upon which the Trustee shall conclusively rely without independent verification or calculation thereof:

               (i) The Available Funds for each Certificate Group and each Class's Certificate Rate for the related Distribution Date;

               (ii) The Class Principal Balance of each Class of Class A Certificates and the Aggregate Class A Principal Balance for each Certificate Group as reported in the prior Trustee's Remittance Report pursuant to subclause (xi) below, or, in the case of the first Determination Date, the Original Class Principal Balance of each Class and the Cut-Off Date Pool Principal Balance;

               (iii) The number and Principal Balances of all Mortgage Loans that were the subject of Principal Prepayments during the Due Period;

               (iv) The amount of all Curtailments that were received during the Due Period;

               (v) The principal portion of all Monthly Payments received during the Due Period;

               (vi) The interest portion of all Monthly Payments received on the Mortgage Loans during the Due Period;

               (vii) The amount of the Monthly Advances and the Compensating Interest payment to be made on the Determination Date;

               (viii) The Class A Principal Distribution, the portion thereof to be distributed on each Class of Class A
         Certificates then entitled to distributions of principal, and the Class Interest Distribution to be distributed on each Class of Senior Certificates.

               (ix) The amount of the Insured Payments, if any, to be made on the Distribution Date;

               (x) The amount to be distributed to the Class R
          Certificateholders for the Distribution Date;

               (xi) The Class Principal Balance of each Class of Class A Certificates and the Group Certificate Principal Balance for each Certificate Group after giving effect to the distribution to be made on the Distribution Date;

               (xii) The weighted average remaining term to maturity of the Mortgage Loans and the weighted average Loan Rate;

               (xiii) The Servicing Fee and the Premium Amount and Reimbursement Amount to be paid to the Certificate Insurer pursuant to Section 5.01;

               (xiv) The amount of all payments or reimbursements to the Servicer pursuant to Sections 3.03(ii) and (vi);

               (xv) The O/C Amount and the Specified O/C Amount for such Distribution Date;

               (xvi) The amounts which are reimbursable to the Servicer or the Seller, as appropriate, pursuant to Section 5.01(a)(vi)(3) and the amount paid to Class R Certificateholders pursuant to Section 5.01(a)(vi)(7);

               (xvii) The number of Mortgage Loans outstanding at the beginning and at the end of the related Due Period;

               (xviii) The amount of Liquidation Loan Losses experienced during the preceding Due Period and the Loan Losses and the Cumulative Net Losses as a percentage of the Cut-Off Date Pool Principal Balance;

               (xix) As of the end of the preceding calendar month, the number and Principal Balance of Mortgage Loans which are 30- 59 days delinquent; the number and Principal Balance of Mortgage Loans which are 60-89 days delinquent; the number and Principal Balance of Mortgage Loans which are more than 90 days delinquent; the number and Principal Balance of Mortgage Loans which are in foreclosure; and the number and Principal Balance of Mortgage Loans which are REO Property;

               (xx) The amount of Class A-7 Basis Risk Carryover Amount distributed on such Distribution Date and any remaining Class A-7 Basis Risk Carryover Amount; and

               (xxi) The Certificate Rates for the Class A-7 and Class S Certificates for such Distribution Date and the Class A-7 Formula Rate for the related and the following Interest Period.

          The Trustee shall forward such report to the Servicer, the Depositor, the Certificate Insurer, the Certificateholders, the Rating Agencies, Bloomberg (at 499 Park Avenue, New York, New York 10022, Attention: Mike Geller) and Intex Solutions (at 35 highland Circle, Needham, Massachusetts 02144, Attention:
Harold Brennman) on the Distribution Date; provided, however that the Trustee shall remove the Premium Amount to be paid the Certificate Insurer from clause
(xiii) of such report prior to submission of the report to Bloomberg and Intex Solutions. The Trustee may fully rely upon and shall have no liability with respect to information provided by the Servicer. The Servicer shall calculate all items in clauses (i) - (xxi) above.

          To the extent that there are inconsistencies between the telecopy of the Trustee's Remittance Report and the hard copy thereof, the Servicer may rely upon the latter.

          In the case of information furnished pursuant to subclauses (ii), (xi) and (xvi) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the related Cut-Off Date.

          (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Senior Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (vii) and
(xiii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

          (c) On each Distribution Date, the Trustee shall forward to the Class R Certificateholders a copy of the reports forwarded to the Holders of the Senior Certificates in respect of such Distribution Date and a statement setting forth the amounts actually distributed to the Class R Certificateholders on such Distribution Date together with such other information as the Trustee deems necessary or appropriate.

          (d) Within a reasonable period of time after the end of each calendar year, the Trustee shall deliver to each Person who at any time during the calendar year was a Class R Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Class R Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

          (e) The Servicer and the Trustee shall furnish to each Certificateholder and to the Certificate Insurer (if requested in writing), during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the Certificateholder or the Certificate Insurer, as the case may be, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions (if requested in writing) as the Certificateholder or the Certificate Insurer, as the case may be, may reasonably require; provided that the Servicer and the Trustee shall be entitled to be reimbursed by such Certificateholder or the Certificate Insurer, as the case may be, for their respective fees and actual expenses associated with providing such reports, if such reports are not generally produced in the ordinary course of their respective businesses or readily obtainable.

          (f) Reports and computer diskettes or files furnished by the Servicer pursuant to this Agreement shall be deemed confidential and of a proprietary nature, and shall not be copied or distributed except to the extent required by law or for the internal use of the Certificate Insurer and its counsel or to the Rating Agencies, the Certificate Insurer's reinsurers, parent, regulators, liquidity providers and auditors, provided that the Certificate Insurer shall attempt in good faith to cause such additional Persons to acknowledge in writing the foregoing restrictions, and in connection with the purposes and requirements of this Agreement. No Person entitled to receive copies of such reports or diskettes or files or lists of Certificateholders shall use the information therein for the purpose of soliciting the customers of the Seller or for any other purpose except as set forth in this Agreement.

          Section 5.04. Distribution Account. The Trustee shall establish with Bankers Trust Company of California, N.A., a separate trust account (the "Distribution Account") titled "Bankers Trust Company of California, N.A., as Trustee, in trust for the registered holders of Delta Funding Home Equity Loan Asset-Backed Certificates, Series 1997-1." The Distribution Account shall be an Eligible Account. The Trustee shall deposit any amounts representing payments on and any collections in respect of the Mortgage Loans received by it immediately following receipt thereof, including, without limitation, all amounts withdrawn by the Servicer from the Collection Account pursuant to Section 3.03 for deposit to the Distribution Account. Amounts on deposit in the Distribution Account may be invested in Eligible Investments pursuant to Section 5.05.

          Section 5.05. Investment of Accounts. (a) So long as no Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of any Account held by the Trustee shall be invested and reinvested by the Trustee, as directed in writing by the Servicer, in one or more Eligible Investments bearing interest or sold at a discount. If an Event of Default shall have occurred and be continuing or if the Servicer does not provide investment directions, the Trustee shall invest all Accounts in Eligible Investments described in paragraph (vi) of the definition of Eligible Investments. No such investment in any Account shall mature later than the Business Day immediately preceding the next Distribution Date (except that (i) if such Eligible Investment is an obligation of the Trustee, then such Eligible Investment shall mature not later than such Distribution Date and (ii) any other date may be approved by the Rating Agencies and the Certificate Insurer).

          (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. The Trustee shall not be liable for any investment loss or other charge resulting therefrom unless the Trustee's failure to perform in accordance with this Section 5.05 is the cause of such loss or charge.

          (c) Subject to Section 9.01, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon or as provided in subsection (b) of this Section 5.05).

          (d) The Trustee shall invest and reinvest funds in the Accounts held by the Trustee, to the fullest extent practicable, in such manner as the Servicer shall from time to time direct as set forth in Section 5.05(a), but only in one or more Eligible Investments.

          (e) So long as no Event of Default shall have occurred and be continuing, all net income and gain realized from investment of, and all earnings on, funds deposited in the Collection Account and the Distribution Account shall be for the benefit of the Servicer as servicing compensation (in addition to the Servicing Fee), and shall be subject to withdrawal on or before the first Business Day of the month following the month in which such income or gain is received. The Servicer shall deposit in the Collection Account, the Distribution Account or the Initial Interest Coverage Account, as the case may be, the amount of any loss incurred in respect of any Eligible Investment held therein which is in excess of the income and gain thereon immediately upon realization of such loss, without any right to reimbursement therefore from its own funds.

                                   ARTICLE VI

                                The Certificates

          Section 6.01. The Certificates. Each of the Class A Certificates, the Residual Certificates and Class S Certificates shall be substantially in the forms set forth in Exhibits A, B and B-1, respectively, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Seller concurrently with the sale and assignment to the Trustee of the Trust. Each Class of Class A Certificates shall be initially evidenced by one or more certificates representing a fraction of the Original Class A Certificate Principal Balance and shall be held in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof, except that one of each of the Class A Certificate may be in a different denomination so that the sum of the denominations of all outstanding Class A Certificates shall equal the Original Class A Certificate Principal Balance. The Class S and Residual Certificates shall be held in minimum Percentage Interests of 20%.

          The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 6.02(c), the Class A Certificates shall be Book-Entry Certificates. The Class S and Residual Certificates shall not be Book-Entry Certificates.

          Section 6.02. Registration of Transfer and Exchange of Certificates.
(a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

          Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, and, in the case of a Class S or Residual Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

          At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (b) Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

          All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement the terms of this Agreement shall control.

          (c) If (i)(x) the Depository or the Seller advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its sole option, with the consent of the Trustee, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, the Certificate Owners of each Class of Class A Certificates representing Percentage Interests aggregating not less than 51% advises the Trustee and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of each Class of Class A Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall at the Depositor's expense, in the case of (i) and (ii) above, or the Seller's expense, in the case of (iii) above, execute and authenticate the Definitive Certificates. Neither the Seller nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

          (d) Except with respect to the initial transfer of the Class S or Residual Certificates by the Seller, no transfer, sale, pledge or other disposition of any Class S or Residual Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, other than the transfer of the Tax Matters Person Residual Interest to the Trustee in reliance upon Rule 144A under the 1933 Act, the Trustee and the Seller shall require either (i) a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Seller that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Seller or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit M) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit N-1 or N-2) acceptable to and in form and substance reasonably satisfactory to the Seller and the Trustee certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Seller. The Holder of a Class S or Residual Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of a Class S or Residual Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit N-1 or Exhibit N-2, as appropriate), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any such Class S or Residual Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust, addressed to the Trustee, to the effect that the purchase or holding of such Class S or Residual Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability. Notwithstanding anything else to the contrary herein, any purported transfer of a Class S or Residual Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

          Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

               (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

               (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

               (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                    (A) an affidavit in the form of Exhibit G from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                    (B) a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

               (iv) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

               (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Residual Certificate may be liable for any amount due under this Section 6.02 or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee, and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

               (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by the Depositor will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

          The foregoing provisions of this Section 6.02(d) shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form and substance satisfactory to the Trustee, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section 6.02 will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC to fail to qualify as a REMIC.

          Each Tax Matters Person Residual Interest shall at all times be registered in the name of the Trustee.

          (e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          All Certificates surrendered for registration of transfer or exchange shall be canceled by the Certificate Registrar and disposed of pursuant to its standard procedures.

          Section 6.03. Mutilated, Destroyed, Lost or Stolen Certificates. If
(i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Seller and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 6.03, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section 6.03, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 6.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Servicer, the Seller, the Trustee, the Certificate Registrar, the Certificate Insurer, any Paying Agent and any agent of the Servicer, the Seller, the Trustee, any Paying Agent or the Certificate Registrar may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Servicer, the Seller, the Trustee, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary; provided, however, that to the extent the Certificate Insurer makes an Insured Payment with respect to a Certificate it shall be deemed to be the owner of such Certificate to the extent provided in Section 4.01.

          Section 6.05. Appointment of Paying Agent. (a)The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 5.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to Section 3.03 and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Seller.

          (b)The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

                                   ARTICLE VII

                           The Seller and the Servicer

          Section 7.01. Liability of the Seller and the Servicer. The Seller and the Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller or Servicer, as the case may be, herein.

          Section 7.02. Merger or Consolidation of, or Assumption of the Obligations of, the Seller or the Servicer. Any corporation into which the Seller or the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller or the Servicer shall be a party, or any corporation succeeding to the business of the Seller or the Servicer, shall be the successor of the Seller or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Servicer shall satisfy all the requirements of Section 8.02 with respect to the qualifications of a successor Servicer.

          Section 7.03. Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Servicer or by reason of its reckless disregard of its obligations and duties of the Servicer hereunder; provided, further, that this provision shall not be construed to entitle the Servicer to indemnity in the event that amounts advanced by the Servicer to retire any senior lien exceed Net Liquidation Proceeds realized with respect to the related Mortgage Loan. The preceding sentence shall not limit the obligations of the Servicer pursuant to
Section 9.05. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder and such amounts shall be payable only pursuant to Section 5.01(a)(vi)(3). The Servicer may with the consent of the Certificate Insurer undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to be reimbursed therefor only pursuant to Section 5.01(a)(vi)(3). The Servicer's right to indemnity or reimbursement pursuant to this Section 7.03 shall survive any resignation or termination of the Servicer pursuant to Section 7.04 or 8.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Servicer solely in its capacity as Servicer hereunder and in no other capacities.

          Section 7.04. Servicer Not to Resign. Subject to the provisions of
Section 7.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii)upon satisfaction of each of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Senior Certificates without regard to the Certificate Insurance Policy; and (c) such proposed successor servicer is reasonably acceptable to the Certificate Insurer and consented to by the Certificate Insurer, as evidenced by a letter to the Trustee; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee shall have assumed the Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 8.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 8.01 and 8.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Certificate Insurer.

          Section 7.05. Delegation of Duties. In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 7.04. The Servicer shall provide the Certificate Insurer and the Trustee with written notice prior to the delegation of any of its duties to any Person other than any of the Servicer's Affiliates or their respective successors and assigns.

          Section 7.06. Indemnification of the Trust by the Servicer. The Servicer shall indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of the Servicer's willful misfeasance, bad faith or negligence in the performance of its activities in servicing or administering the Mortgage Loans pursuant to this Agreement, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim related to the Servicer's misfeasance, bad faith or negligence. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this Section 7.06 shall survive the termination of this Agreement.

          Section 7.07. Inspection. The Servicer shall (and shall require any Subservicer in the related Subservicing Agreement to) afford the Certificate Insurer, upon reasonable notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer and each Subservicer responsible for such obligations. Upon request, the Servicer shall furnish to the Certificate Insurer the Servicer's most recent publicly available financial statements and each Sub- servicer's most recent financial statements (annual or quarterly statements, as the case may be) and such other information relating to their capacity to perform their obligations under this Agreement as the Servicer or such Subservicer possesses.

                                  ARTICLE VIII

                                     Default

          Section 8.01. Events of Default (a) If any one of the following events ("Events of Default") shall occur and be continuing:

               (i) (A) The failure by the Servicer to make any Monthly Advance; or (B)any other failure by the Servicer to deposit in the Collection Account or the Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of three Business Days after the date upon which payment was required to have been made; or

               (ii) The failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by any Holder with Certificates evidencing Voting Interests of at least 25% or the Certificate Insurer; or

               (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days; or

               (iv) The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 30 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

               (v) (A) On or prior to [January 25, 2002, the Total Expected Losses exceed 5.00% of the Cut-Off Date Pool Principal Balance or (B) after January 25, 2002, the Total Expected Losses exceed 7.75%] of the Cut-Off Date Pool Principal Balance; or

               (vi) Any failure by the Servicer to pay when due any amount payable by it under the Insurance Agreement which results in a drawing under the Certificate Insurance Policy; or

               (vii) The stockholders' equity of the Servicer calculated in accordance with generally accepted accounting principles is less than $15,000,000;

          (b) then, and in each and every such case, so long as an Event of Default shall not have been remedied, (x) with respect solely to clause (i)(A) above, if such Monthly Advance is not made by 12:00 noon, New York time, on the second Business Day preceding the applicable Distribution Date, the Trustee, upon receipt of written notice or discovery by a Responsible Officer of such failure, shall give immediate telephonic notice of such failure to a Servicing Officer of the Servicer and to the Certificate Insurer and the Trustee shall terminate all of the rights and obligations of the Servicer under this Agreement and the Trustee, or a successor servicer appointed in accordance with Section 8.02, shall immediately make such Monthly Advance and assume, pursuant to
Section 8.02, the duties of a successor Servicer and (y) in the case of (i)(B),
(ii), (iii), (iv), (v), (vi) and (vii) above, the Trustee shall, at the direction of the Certificate Insurer or the Holders of each Class of Senior Certificates evidencing Voting Rights aggregating not less than 51% (with the consent of the Certificate Insurer so long as no Certificate Insurer Default shall have occurred and be continuing, by notice then given in writing to the Servicer (and to the Trustee if given by Holders of Certificates), terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to each Rating Agency, the Seller and the Certificate Insurer. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this
Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents, or otherwise. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, or that have been deposited by the Servicer in the Collection Account or thereafter received by the Servicer with respect to the Mortgage Loans. All reasonable out-of-pocket costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.

          Section 8.02. Trustee to Act; Appointment of Successor (a) On and after the time the Servicer receives a notice of termination pursuant to Section
8.01 or 7.04, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession. As compensation therefor, the Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $25,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided that any such successor Servicer shall be acceptable to the Certificate Insurer, as evidenced by the Certificate Insurer's prior written consent which consent shall not be unreasonably withheld and provided, further, that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Senior Certificates by the Rating Agencies. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on the Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.08 (or such lesser compensation as the Trustee and such successor shall agree). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.05 or to indemnify the Trustee pursuant to Section 7.06), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          (b) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer (i)continue to service and administer the Mortgage Loans for the benefit of Certificateholders and the Certificate Insurer, (ii)maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.12.

          If an Event of Default of the type described in Section 8.01(a)(i) (for purposes of this Section 8.02(b), such default shall be termed the failure to make a "Remittance") occurs because the Servicer is the subject of a proceeding under the Bankruptcy Code and the making of such Remittance is prohibited by Section 362 of the Bankruptcy Code, the Trustee shall upon notice of such prohibition, regardless of whether it has received or given a notice of termination under Section 8.01, advance, the amount of such Remittance by depositing such amount in the Distribution Account on the related Distribution Date. The Trustee shall be obligated to make such advance only if (i) such advance, in the good faith judgment of the Trustee, can reasonably be expected to be ultimately recoverable from funds which are in the custody of the Servicer, a trustee in bankruptcy or a federal bankruptcy court and should have been the subject of such Remittance absent such prohibition (the "Stayed Funds") and (ii) the Trustee is not prohibited by law from making such advance or obligating itself to do so. Upon remittance of the Stayed Funds to the Trustee or the deposit thereof in the Distribution Account by the Servicer, a trustee in bankruptcy or a federal bankruptcy court, the Trustee may recover the amount so advanced, without interest, by withdrawing such amount from the Distribution Account; however, nothing in this Agreement shall be deemed to affect the Trustee's rights to recover from the Servicer's own funds interest on any such Stayed Funds. If the Trustee at any time makes an advance under this Subsection which it later determines in its good faith judgment will not be ultimately recoverable from the Stayed Funds with respect to which such advance was made, the Trustee shall, upon certification of such nonrecoverability to the Certificate Insurer, be entitled to reimburse itself (or direct the successor Servicer to reimburse it) for such advance, without interest, by withdrawing an amount equal to such advance from the Distribution Account.

          Section 8.03. Waiver of Defaults. The Certificate Insurer or the Majority Certificateholders with the consent of the Certificate Insurer may, on behalf of all Certificateholders, waive any events permitting removal of the Servicer as servicer pursuant to this Article VIII, provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

          Section 8.04. Rights of the Certificate Insurer to Exercise Rights of Senior Certificateholders. By accepting its Certificate, each Senior Certificateholder agrees that unless a Certificate Insurer Default exists, the Certificate Insurer shall be deemed to be the Certificateholders for all purposes (other than with respect to payment on the Certificates) and shall have the right to exercise all rights of the Senior Certificateholders under this Agreement and under each Class of Senior Certificates without any further consent of the Senior Certificateholders, including, without limitation:

          (a) the right to require the Seller to repurchase Mortgage Loans pursuant to Section 2.02 or 2.04;

          (b) the right to give notices of breach or to terminate the rights and obligations of the Servicer as servicer pursuant to Section 8.01 and to consent to or direct waivers of Servicer defaults pursuant to Section 8.03;

          (c) the right to direct the actions of the Trustee during the continuance of a Servicer default pursuant to Sections 8.01 and 8.02;

          (d) the right to institute proceedings against the Servicer pursuant to Section 8.01;

          (e) the right to direct the Trustee to investigate certain matters pursuant to Section 9.02;

          (f) the right to remove the Trustee pursuant to Section 9.07;

          (g) the right to direct foreclosures upon the failure of the Servicer to do so in accordance with this Agreement; and

          (h) any rights or remedies expressly given the Majority
Certificateholders.

          In addition, each Certificateholder agrees that unless a Certificate Insurer Default exists, the rights specifically enumerated in this Agreement may be exercised by the Certificateholders only with the prior written consent of the Certificate Insurer.

          Section 8.05. Trustee to Act Solely with Consent of the Certificate Insurer. Unless a Certificate Insurer Default exists, the Trustee shall not, without the Certificate Insurer's consent or unless directed by the Certificate
Insurer:

          (a) terminate the rights and obligations of the Servicer as Servicer pursuant to Section 8.01;

          (b) agree to any amendment pursuant to Article XI, provided, however, that such consent shall not be unreasonably withheld; or

          (c) undertake any litigation.

          The Certificate Insurer may, in writing and in its sole discretion renounce all or any of its rights under Section 8.04, 8.05 or 8.06 or any requirement for the Certificate Insurer's consent for any period of time.

          Section 8.06. Mortgage Loans, Trust and Accounts Held for Benefit of the Certificate Insurer. The Trustee shall hold the Trust and the Mortgage Files for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement and in the Certificates "on behalf of" or to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement and the Certificates unless, as stated in an Opinion of Counsel addressed to the Trustee and the Certificate Insurer, such action is adverse to the interests of the Certificateholders or diminishes the rights of the Certificateholders or imposes additional burdens or restrictions on the Certificateholders.

          The Servicer hereby acknowledges and agrees that it shall service the Mortgage Loans for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer.

          Section 8.07. Certificate Insurer Default. Notwithstanding anything elsewhere in this Agreement or in the Certificates to the contrary, if a Certificate Insurer Default exists, or if and to the extent the Certificate Insurer has delivered its written renunciation of its rights, the provisions of this Article VIII and all other provisions of this Agreement which (a) permit the Certificate Insurer to exercise rights of the Certificateholders, (b) restrict the ability of the Certificateholders, the Servicer or the Trustee to act without the consent or approval of the Certificate Insurer, (c) provide that a particular act or thing must be acceptable to the Certificate Insurer, (d) permit the Certificate Insurer to direct (or otherwise to require) the actions of the Trustee, the Servicer or the Certificateholders, (e) provide that any action or omission taken with the consent, approval or authorization of the Certificate Insurer shall be authorized hereunder or shall not subject the party taking or omitting to take such action to any liability hereunder or (f) which have a similar effect, shall be of no further force and effect and the Trustee shall administer the Trust and perform its obligations hereunder solely for the benefit of the Holders of the Certificates; provided, however, that the Certificate Insurer's rights shall be immediately reinstated following the cure of such Certificate Insurer Default. Nothing in the foregoing sentence, nor any action taken pursuant thereto or in compliance therewith, shall be deemed to have released the Certificate Insurer from any obligation or liability it may have to any party or to the Certificateholders hereunder, under any other agreement, instrument or document (including, without limitation, the Certificate Insurance Policy) or under applicable law.

          Section 8.08. Notification to Certificateholders. Upon any termination or appointment of a successor to the Servicer pursuant to this Article VIII or
Section 7.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, the Certificate Insurer and each Rating Agency.

                                   ARTICLE IX

                                   The Trustee

          Section 9.01. Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured) of which a Responsible Officer has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to be in the form specified in this Agreement, on its face, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will, at the expense of the Servicer, provide notice thereof to the Certificate Insurer and will, at the expense of the Servicer, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Certificate Insurer.

          The Trustee may, in accordance with its duties hereunder, do all things necessary and proper as may be required in connection with any secondary mortgage licensing laws and similar requirements, including, but not limited to, consenting to jurisdiction, and the appointment of agents for service of process, in jurisdictions in which the Mortgaged Properties are located.

          No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

               (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

               (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or direction of the Certificate Insurer or in accordance with the direction of the Holders of Class A Certificates evidencing Percentage Interests aggregating not less than 51% (subject to the Certificate Insurer's prior written consent) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and

               (iv) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) and (ii) of Section 8.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer, the Certificate Insurer or the Holders of Class A Certificates evidencing Percentage Interests aggregating not less than 51%. This paragraph shall not be construed to limit the effect of the first paragraph of this Section 9.01.

          The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

          Section 9.02. Certain Matters Affecting the Trustee. (a)Except as otherwise provided in Section 9.01:

               (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or the Certificate Insurer, pursuant to the provisions of this Agreement, unless such Certificateholders or the Certificate Insurer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured) of which a Responsible Officer has knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

               (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Certificate Insurer or by Holders of Certificates evidencing Percentage Interests aggregating not less than 51% (subject to the Certificate Insurer's prior written consent); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

               (vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as Servicer pursuant to Section 8.02;

               (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian; and

               (viii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

          (b) It is intended that each REMIC formed hereunder shall constitute, and that the affairs of each REMIC shall be conducted so as to qualify it as, a REMIC as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) and as Tax Matters Person on behalf of each REMIC, and that in such capacities, it shall:

               (i) prepare, sign and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) and any other Tax Return required to be filed by each REMIC, using a calendar year as the taxable year for each REMIC;

               (ii) make, or cause to be made, an election, on behalf of each REMIC, to be treated as a REMIC on the federal tax return of each REMIC for its first taxable year;

               (iii) prepare and forward, or cause to be prepared and forwarded, to the Servicer, the Seller, the Certificateholders and to the Internal Revenue Service and any other relevant governmental taxing authority all information returns or reports as and when required to be provided to them in accordance with the REMIC Provisions;

               (iv) to the extent that the affairs of either REMIC are within its control, conduct such affairs of each REMIC at all times that any Certificates are outstanding so as to maintain the status of each REMIC as a REMIC under the REMIC Provisions and any other applicable federal, state and local laws, including, without limitation, information reports relating to "original issue discount," as defined in the Code, based upon 120% and 125% of the Prepayment Assumption with respect to Certificate Group 1 and Certificate Group 2, respectively and calculated by using the issue price of the Certificates;

               (v) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of either REMIC;

               (vi) pay the amount of any and all federal, state and local taxes, including, without limitation, any minimum tax imposed by Sections 23151(a) and 23153(a) of the California Revenue and Taxation Code upon the Trustee or the Certificateholders in connection with the Trust or the Mortgage Loans, prohibited transaction taxes as defined in Section 860F of the Code, other than any amount due as a result of a transfer or attempted or purported transfer in violation of Section 6.02, imposed on the Trust when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee shall be entitled to reimbursement in accordance with Section 2.12;

               (vii) ensure that any such returns or reports filed on behalf of the Trust by the Trustee are properly executed by the appropriate person;

               (viii) represent the Trust in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the Trust, enter into settlement agreements with any government taxing agency, extend any statute of limitations relating to any item of the Trust and otherwise act on behalf of the Trust in relation to any tax matter involving the Trust;

               (ix) as provided in Section 5.12, make available information necessary for the computation of any tax imposed (1) on transferors of residual interests to transferees that are not Permitted Transferees or (2) on pass-through entities, any interest in which is held by an entity which is not a Permitted Transferee. The Trustee covenants and agrees that it will cooperate with the Servicer in the foregoing matters and that it will sign, as Trustee, any and all Tax Returns required to be filed by the Trust. Notwithstanding the foregoing, at such time as the Trustee becomes the successor Servicer, the holder of the largest percentage of each Class of Residual Certificates shall serve as Tax Matters Person until such time as an entity is appointed to succeed the Trustee as Servicer;

               (x) make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and
          (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person that is not a Permitted Transferee. Reasonable compensation for providing such information may be accepted by the Trustee; and

               (xi) pay out of its own funds, without any right of reimbursement, any and all tax-related expenses of the Trust (including, but not limited to, tax return preparation and filing expenses and any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust that involve the Internal Revenue Service or state tax authorities), other than (A) the expense of obtaining any Opinion of Counsel required pursuant to Sections 3.03, 5.10 and 11.02, (B) any expenses for which the Trustee is otherwise indemnified pursuant to Section
          9.05 and (C) taxes except as specified herein.

               (xii) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Residual
         Certificates the Form 1066 and each Form 1066Q for each REMIC and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Residual
         Certificates with respect to the following matters:

                    (1) The original projected principal and interest cash flows on the Closing Date on each class of regular and residual interests created hereunder and on the Mortgage Loans, based on the applicable Prepayment Assumption;

                    (2) The projected remaining principal and interest cash
               flows as of the end of any calendar quarter with respect to each class of regular and residual interests created hereunder and the Mortgage Loans, based on the applicable Prepayment Assumption;

                    (3) The Prepayment Assumption and any interest rate
               assumptions used in determining the projected principal and interest cash flows described above;

                    (4) The original issue discount (or, in the case of the
               Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each class of regular or residual interests created hereunder and with respect to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

                    (5) The treatment of losses realized with respect to the
               Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of each REMIC with respect to such regular interests or bad debt deductions claims with respect to the Mortgage Loans;

                    (6) The amount and timing of any non-interest expenses of
               each REMIC; and

                    (7) Any taxes (including penalties and interest) imposed on each REMIC, including, without limitation, taxes on "prohibited transactions," "contribution" or "net income from foreclosure property" or state or local income or franchise taxes.

               (xiii) Following the Closing Date, and except as otherwise provided in this Agreement, the Trustee shall not knowingly accept any contribution of assets to the Trust unless it shall have been provided with an Opinion of Counsel at the expense of the party delivering such assets acceptable to it and the Certificate Insurer to the effect that the inclusion of such assets in any REMIC will not cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the Trust to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

               (xiv) The Trustee agrees to indemnify the Trust, the Certificate Insurer, the Seller and the Servicer for any taxes and costs, including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust, the Certificate Insurer, the Seller or the Servicer, as a result of a breach of the Trustee's covenants set forth in Section 9.02(xiii).

          Section 9.03. Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Servicer or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02); the compliance by the Seller or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02), any Subservicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02) or any Subservicer taken in the name of the Trustee; the failure of the Servicer or any Subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's duty to review the Mortgage Files pursuant to Section
2.02. Until such time as the Trustee shall have become the Successor Servicer, the Trustee shall have no responsibility to perfect or maintain the perfection of any security interest or lien granted to it hereunder.

          Section 9.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Seller or the Servicer.

          Section 9.05. Servicer to Pay Trustee Fees and Expenses. The Servicer will pay or reimburse, except as provided in Section 2.12(g), the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement or the Insurance Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders hereunder. In addition, except as provided in Section 2.12(g), the Servicer covenants and agrees to indemnify the Trustee and its officers, directors, employees and agents from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (i) incurred in connection with or relating to this Agreement, the Insurance Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee's reckless disregard of obligations and duties hereunder or (ii) resulting from any error in any tax or information return prepared by the Servicer. This Section 9.05 shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder.

          Section 9.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a minimum long-term debt rating of "Baa3", and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07.

          Section 9.07. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Seller, the Servicer, the Certificate Insurer and each Rating Agency. Upon receiving such notice of resignation, the Seller shall promptly appoint a successor Trustee (approved in writing by the Certificate Insurer and the Servicer, so long as such approval shall not unreasonably be withheld) by written instrument, in duplicate, copies of which instrument shall be delivered to the resigning Trustee, the Certificate Insurer and the Successor Trustee; provided, however, that any such successor Trustee shall be subject to the prior written approval of the Servicer. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Seller or the Certificate Insurer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Seller, the Servicer or the Certificate Insurer may remove the Trustee. If the Seller, the Servicer or the Certificate Insurer removes the Trustee under the authority of the immediately preceding sentence, the Seller shall promptly appoint a successor Trustee (approved in writing by the Certificate Insurer, so long as such approval is not unreasonably withheld) by written instrument, in duplicate, copies of which instrument shall be delivered to the Trustee so removed, the Certificate Insurer and to the successor Trustee.

          The Holders of Certificates evidencing Voting Rights aggregating over 50% of all Voting Rights may, with the prior written consent of the Certificate Insurer, at any time remove the Trustee by written instrument or instruments delivered to the Servicer, the Seller and the Trustee; shall thereupon use its best efforts to appoint a successor trustee in accordance with this Section 9.07.

          Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 9.08.

          Notwithstanding anything to the contrary contained herein, so long as no Certificate Insurer Default exists, the Trustee may not be removed by the Seller or the Certificateholders without the prior written consent of the Certificate Insurer, which consent shall not be unreasonably withheld.

          Section 9.08. Successor Trustee. Any successor Trustee appointed as provided in Section 9.07 shall execute, acknowledge and deliver to the Seller, the Servicer and to its predecessor Trustee and the Certificate Insurer an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Seller, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

          No successor Trustee shall accept appointment as provided in this
Section 9.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.06.

          Upon acceptance of appointment by a successor Trustee as provided in this Section 9.08, the Servicer shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fails to mail such notice within 30 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

          Notwithstanding anything to the contrary contained herein, so long as no Certificate Insurer Default exists, the appointment of any successor Trustee pursuant to any provision of this Agreement will be subject to the prior written consent of the Certificate Insurer, which consent shall not be unreasonably withheld.

          Section 9.09. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto other than the prior written consent of the Certificate Insurer, which consent shall not be unreasonably withheld.

          Section 9.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Servicer and the Trustee acting jointly and with the consent of the Certificate Insurer shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Certificate Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders and the Certificate Insurer, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or, in the case an Event of Default shall have occurred and be continuing, the Trustee alone and with the consent of the Certificate Insurer shall have the power to make such appointment. Subject to the Certificate Insurer's written approval, no co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.08. The Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

          Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

               (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

               (iii) the Servicer and the Trustee acting jointly and with the consent of the Certificate Insurer may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of an Event of Default, the Trustee acting with the consent of the Certificate Insurer may accept the resignation or remove any separate trustee or co-trustee.

          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor, the Certificate Insurer and the Servicer.

          Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

          Section 9.11. Limitation of Liability. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

          Section 9.12. Trustee May Enforce Claims Without Possession of Certificates; Inspection. (a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee or the Certificate Insurer without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders or the Certificate Insurer in respect of which such judgment has been recovered.

          (b) The Trustee shall afford the Seller, the Servicer, the Certificate Insurer and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Seller, the Servicer, the Certificate Insurer and any requesting Certificateholder with its most recent financial statements. The Trustee shall cooperate fully with the Seller, the Servicer, the Certificate Insurer and such Certificateholder and shall make available to the Seller, the Servicer, the Certificate Insurer and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Seller, the Servicer, the Certificate Insurer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

          Section 9.13. Suits for Enforcement. In case an Event of Default or other default by the Servicer or the Seller hereunder shall occur and be continuing, the Trustee may, with the consent of the Certificate Insurer and shall at the direction of the Certificate Insurer, proceed to protect and enforce its rights and the rights of the Certificateholders or the Certificate Insurer under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Certificate Insurer, or if a Certificate Insurer Default shall have occurred and be continuing, the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificate Insurer and the Certificateholders and the Certificate Insurer.

                                    ARTICLE X

                                   Termination

          Section 10.01. Termination. (a) The respective obligations and responsibilities of the Seller, the Servicer, and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee of the later of (x)the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Monthly Advances of same by the Servicer), (y)the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee and (z) the Distribution Date in April 2029. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

          The Servicer may, at its option, terminate this Agreement on any Distribution Date on or after the Optional Termination Date, by purchasing, on the such Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of (x) 100% of the aggregate Principal Balance of the Mortgage Loans and REO Properties, plus (y) the greater of (i) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the related Due Period and (ii) 30 days' accrued interest thereon at a rate equal to the Loan Rate, in each case net of the Servicing Fee plus (z) any Reimbursement Amounts due to the Certificate Insurer and any other amounts due to the Certificate Insurer under the Insurance Agreement (the "Termination Price").

          In connection with any such purchase pursuant to the preceding paragraph, the Servicer shall deposit in the Distribution Account all amounts then on deposit in the Collection Account (less amounts permitted to be withdrawn by the Servicer pursuant to Section 3.03), which deposit shall be deemed to have occurred immediately preceding such purchase.

          Any such purchase shall be accomplished by deposit into the Distribution Account on the Determination Date before such Distribution Date of the Termination Price.

          (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee to the Certificate Insurer by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (i) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (ii) the amount of any such final distribution and
(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

          (c) On the final Distribution Date, the Trustee will withdraw from the Distribution Account and remit to the Certificate Insurer the lesser of (x)the amount available for distribution on such final Distribution Date, net of any portion thereof necessary to pay Senior Certificateholders pursuant to Sections 5.01(a)(i)(2) and (3) and (ii)(2) and (3) and (y) the unpaid amounts due and owing to the Certificate Insurer pursuant to Section 5.01(a). Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the holders of Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Certificates and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to Certificateholders pursuant to Section 5.01 for such Distribution Date.

          (d) In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders and the Servicer (if the Servicer has exercised its right to purchase the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Senior Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

          Section 10.02. Additional Termination Requirements. (a) In the event that the Servicer exercises its purchase option as provided in Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee and the Certificate Insurer have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in
Section 860F of the Code or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Regular Certificates are outstanding:

               (i) Within 90 days prior to the final Distribution Date, the Servicer shall adopt and the Trustee shall sign a plan of complete liquidation for each REMIC meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder;

               (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust to the Servicer for cash; and

               (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited (A) to the Trustee, as holder of the REMIC I Regular Interests, the unpaid principal balance thereof plus accrued interest thereon, (B) to each Class of Senior Certificateholders the related Class Principal Balance in the case of the Senior Certificates, plus one month's interest on such Class Principal Balance or in the case of the Class S Certificates, the Notional Balance at the applicable Certificate Rate, (C) to the Certificate Insurer, all amounts owing to the Certificate Insurer under this Agreement and the Insurance Agreement, (D) to Senior Certificateholders, the remaining amounts payable pursuant to Section
          5.01 and (E) to the Class R-1 Certificateholders, all cash on hand after such payments

          (b) By their acceptance of the Senior Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate or upon the written request of the Certificate Insurer and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

                                   ARTICLE XI

                            Miscellaneous Provisions

          Section 11.01. Amendment. This Agreement may be amended from time to time by the Seller, the Servicer and the Trustee, in each case without the consent of any of the Certificateholders, but only with the consent of the Certificate Insurer (which consent shall not be unreasonably withheld), (i)to cure any ambiguity, (ii)to correct any defective provisions or to correct or supplement any provisions herein that may be inconsistent with any other provisions herein or the expectations of Certificateholders, (iii) to add to the duties of the Servicer, (iv)to add any other provisions with respect to matters or questions arising under this Agreement or the Certificate Insurance Policy, as the case may be, which shall not be inconsistent with the provisions of this Agreement, (v)to add or amend any provisions of this Agreement as required by any Rating Agency or any other nationally recognized statistical rating agency in order to maintain or improve any rating of each Class of Senior Certificates, without regard to the Certificate Insurance Policy (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Trustee, the Certificate Insurer, the Seller, nor the Servicer is obligated to obtain, maintain or improve any such rating) or (vi)to add or amend any provisions of this Agreement to such extent as shall be necessary to maintain the qualification of either REMIC as a REMIC; provided, however, that (x) as evidenced by an Opinion of Counsel (at the expense of the requesting party) in each case such action shall not adversely affect in any material respect the interest of any Certificateholder, (y) in each case, such action is necessary or desirable to maintain the qualification of any REMIC as a REMIC or shall not adversely affect such qualification and (z) if the opinion called for in clause
(x) cannot be delivered with regard to an amendment pursuant to clause (vi) above, such amendment is necessary to maintain the qualification of any REMIC as a REMIC; and provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Senior Certificates without regard to the Certificate Insurance Policy.

          This Agreement also may be amended from time to time by the Seller, the Servicer and the Trustee, and the Servicer and the Certificate Insurer, may from time to time consent to the amendment of the Certificate Insurance Policy with the consent of the Holders of each Class of Certificates which is affected by such amendment, evidencing Voting Rights aggregating not less than 51% of such Class (or in the case of an amendment which affects all classes, not less than 51% of all of the Voting Rights in the Trust), and in the case of an amendment to this Agreement, with the consent of the Certificate Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall () reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions or payments under the Certificate Insurance Policy which are required to be made on any Certificate without the consent of the Holder of such Certificate or () reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding.

          Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee and the Certificate Insurer with an Opinion of Counsel stating whether such amendment would adversely affect the qualification of any REMIC as a REMIC and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and the Certificate Insurer and executed in accordance with this Section 11.01 shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would adversely affect the qualification of any REMIC as a REMIC.

          Prior to the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Rating Agency. In addition, promptly after the execution of any such amendment made with the consent of the Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and fully executed original counterparts of the instruments effecting such amendment to the Certificate Insurer.

          It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

          Section 11.02. Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee, but only upon direction of Certificateholders or the Certificate Insurer accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders or the Certificate Insurer, as applicable. The Certificateholders or the Certificate Insurer, as the case may be, requesting such recordation shall bear all costs and expenses of such recordation. The Trustee shall have no obligation to ascertain whether such recordation so affects the interests of the Certificateholders or the Certificate Insurer.

          Section 11.03. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          No Certificateholder shall have any right to vote (except as provided in Sections 8.01, 9.01, 9.02 and 11.01) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Senior Certificates evidencing Voting Rights aggregating not less than 51% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 11.04. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUDING PROVISIONS REGARDING CONFLICTS OF LAWS) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 11.05. Notices. (a) All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) (b) in the case of the Trustee, at the Corporate Trust Office, (c) in the case of the Certificate Insurer, MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: Insured Portfolio Management C Structured Finance (IPM-SF), (Delta Funding Home Equity Loan Trust 1997-1), Telecopy No.:
(914) 765-3810, Confirmation: (914)273-4545 (in each case in which notice or other communication to the Certificate Insurer refers to an Event of Default, a claim on the Certificate Insurance Policy or with respect to which failure on the part of the Certificate Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication shall be marked to indicate "URGENT MATERIAL ENCLOSED"), (d) in the case of Moody's, Residential Mortgage Monitoring Group, 4th Floor, 99 Church Street, New York, New York 10007, (e) in the case of Standard & Poor's, 26 Broadway, 15th Floor, New York, New York 10004, Attention: Residential Mortgage Group, or (f) as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. Any notice or other document required to be delivered or mailed by the Trustee to any Rating Agency shall be given on a best efforts basis and only as a matter of courtesy and accommodation and the Trustee shall have no liability for failure to delivery such notice or document to any Rating Agency.

          (b) Notice to S&P and Moody's. The Trustee and the Servicer shall each be obligated to use its best efforts promptly to provide notice, at the expense of the Servicer, to S&P and Moody's with respect to each of the following of which a Responsible Officer of the Trustee or Servicer, as the case may be, has actual knowledge:

               (i) Any material change or amendment to this Agreement;

               (ii) The occurrence of any Event of Default that has not been cured or waived;

               (iii) The resignation or termination of the Servicer or the Trustee;

               (iv) The final payment to Holders of the Certificates of any Class;

               (v) Any change in the location of any Account; and

               (vi) Any event that would result in the inability of the Trustee to make advances regarding Delinquent Mortgage Loans.

          (c) In addition, (i)the Trustee shall promptly furnish to each Rating Agency copies of the following:

                    (A) Each annual report to Certificateholders described in
               Section 5.03; and

                    (B) Each Statement to Certificateholders described in
               Section 5.03; and

                    (ii) The Servicer shall promptly furnish to each Rating
               Agency copies of the following:

                    (A) Each annual statement as to compliance described in
               Section 3.09;

                    (B) Each annual independent public accountants' servicing
               report described in Section 3.10; and

                    (C) Each notice delivered pursuant to Section 8.01(b) which relates to the fact that the Servicer has not made a Delinquency Advance.

          Any such notice pursuant to this Section 11.05 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to the addresses specified above for each such Rating Agency.

          Section 11.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          Section 11.07. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.02, 7.04 and 7.05 (or 3.01), this Agreement may not be assigned by the Depositor or the Servicer without the prior written consent of the Certificate Insurer and Holders of the Certificates evidencing Percentage Interests aggregating not less than 66%. The Servicer may assign the right to reimbursement for Servicing Advances and Monthly Advances without the consent of any Person but with prior notice thereof to the Certificate Insurer and the Trustee.

          Section 11.08. Certificates Nonassessable and Fully Paid. The parties agree that the Certificateholders shall not be personally liable for obligations of the Trust, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that the Certificates upon execution, authentication and delivery thereof by the Trustee pursuant to Section 6.02 are and shall be deemed fully paid.

          Section 11.09. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders, the Certificate Owners, the Certificate Insurer and their respective successors and permitted assigns. The Certificate Insurer shall be a third-party beneficiary of this Agreement, entitled to enforce the provisions hereof as if a party hereto. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

          Section 11.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 11.11. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 11.12. Insurance Agreement. The Trustee is authorized and directed to execute and deliver the Insurance Agreement and to perform the obligations of the Trustee thereunder.

          Section 11.13. Claims Upon the Certificate Insurance Policy. (a) The Trustee shall comply with the provisions of the Certificate Insurance Policy with respect to claims upon the Certificate Insurance Policy.

          (b) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Senior Certificate from moneys received under the Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior written notice to the Trustee.

          (c) The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under the Bankruptcy Code (a "Preference Claim") of any distribution made with respect to the Senior Certificates. Each Certificateholder of Senior Certificates, by its purchase of Senior Certificates, the Servicer, Depositor and the Trustee hereby agree that the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal.

          Section 11.14. Effect of Payments by the Certificate Insurer; Subrogation. Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on the Senior Certificates which is made with moneys received pursuant to the terms of the Certificate Insurance Policy shall not be considered payment of the Senior Certificates from the Trust and shall not result in the payment of or the provision for the payment of the principal of or interest on the Senior Certificates within the meaning of
Section 5.01. The Seller, the Servicer and the Trustee acknowledge, and each Holder by its acceptance of a Senior Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Seller, the Servicer, the Trustee or the Certificate Registrar, to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on the Senior Certificates to the Holders of such Certificates, (i) the Certificate Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Trust and (ii) the Certificate Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein for the payment of such principal and interest.

          The Trustee, the Seller and the Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

          Section 11.15. Notices to the Certificate Insurer. All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to the Certificateholders shall also be sent to the Certificate Insurer.

          IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers all as of the day and year first above written.


                                            DELTA FUNDING CORPORATION,
                                              as Seller and Servicer



                                            By/s/ Richard Blass
                                            _______________________________
                                            Title:  Senior Vice President



                                            BANKERS TRUST COMPANY OF
                                              CALIFORNIA, N.A.,
                                              as Trustee



                                            By/s/ Jennifer Cunningham
                                            _______________________________
                                            Title:  Assistant Vice President

State of New York   )
                    ) ss.:
County of New York  )


          On the 27th day of March, 1997 before me, a notary public in and for the State of New York, personally appeared Richard Blass, known to me who, being by me duly sworn, did depose and say that he is the Vice President of Delta Funding Corporation, a New York corporation, one of the parties that executed the foregoing instrument; that he knows the seal of said company; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said company; and that he signed his name thereto by like order.


                                            /s/ Holly Dormeyer
                                            _______________________________
                                            Notary Public


[Notarial Seal]

State of New York                   )
                                    ) ss.:
County of New York                  )


          On the 27th day of March, 1997 before me, a notary public in and for the State of New York, personally appeared Jennifer Cunningham, known to me who, being by me duly sworn, did depose and say that she is the Assistant Vice President of Bankers Trust Company of California, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.


                                            /s/ Holly Dormeyer
                                            _______________________________
                                            Notary Public

[Notarial Seal]